UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Mirati Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee paid previously with preliminary materials.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

MIRATI THERAPEUTICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 11, 2023

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2023

To the Shareholders of Mirati Therapeutics, Inc.:
Notice is hereby given that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Mirati Therapeutics, Inc., a Delaware corporation, will be held on Thursday, May 11, 2023, beginning promptly at 9:00 a.m., Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/MRTX2023, where you will be able to listen to the meeting live, submit questions and vote. As always, we encourage you to vote your shares prior to the Annual Meeting.

You are being asked to vote on the following matters:
1.To elect the nine nominees for director named in the accompanying proxy statement to serve for the ensuing year and until their successors are elected.
2.To approve, on an advisory basis, compensation paid to our named executive officers as disclosed in this proxy statement.
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
4.To approve the amendment to our 2013 Employee Stock Purchase Plan, to increase the aggregate number of shares of our common stock reserved for issuance under such plan by 750,000 shares.
5.To conduct any other business properly brought before the meeting.
The accompanying proxy statement contains additional information and should be carefully reviewed by shareholders.
The Annual Meeting will be a completely virtual meeting of shareholders. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/MRTX2023. You will not be able to attend the Annual Meeting in person.
This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/MRTX2023 and entering the 16-digit Control Number included in your proxy card or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 8:45 a.m., Pacific Time, on Thursday, May 11, 2023.
Our Board of Directors has fixed the close of business on March 15, 2023, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. We intend to mail these proxy materials on or about April 6, 2023 to all shareholders as of the record date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 11, 2023 at 9:00 a.m. Pacific Time via live webcast at www.virtualshareholdermeeting.com/MRTX2023.
The proxy statement and annual report to shareholders are available at http://www.materials.proxyvote.com/60468T

By Order of the Board of Directors,

David Meek Chief Executive Officer

San Diego, California
April 6, 2023

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

2023 PROXY STATEMENT
INTRODUCTION
The Board of Directors of Mirati Therapeutics, Inc., a Delaware corporation (“Mirati,” the “Company,” “we,” “us” or “our”), has made these proxy materials available to you on the Internet and has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2023 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be a virtual meeting, conducted via live webcast on the Internet at www.virtualshareholdermeeting.com/MRTX2023 on Thursday, May 11, 2023, at 9:00 a.m. (Pacific Time), or at any adjournment or postponement thereof, for the purposes stated herein. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2022, accompanies this proxy statement. You also may obtain a copy of the Annual Report that was filed with the Securities and Exchange Commission (the “SEC”), without charge, by writing to our Secretary at 3545 Cray Court, San Diego, CA 92121, Attention: Secretary.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Mirati is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
We intend to mail these proxy materials on or about April 6, 2023 to all shareholders of record.
How do I attend the annual meeting?
You are entitled to attend the annual meeting if you were a shareholder as of the close of business on March 15, 2023, the record date. To be admitted to the annual meeting, you will need to visit www.virtualshareholdermeeting.com/MRTX2023 and enter the 16-digit Control Number found next to the label “Control Number” on your proxy card or in the email sending you the Proxy Statement. If you are a beneficial shareholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number.
Whether or not you participate in the annual meeting, it is important that you vote your shares.
We encourage you to access the annual meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 11, 2023.
For the Annual Meeting, how do we ask questions of management and the Board?
We plan to have a Q&A session at the annual meeting and will include as many shareholder questions as the allotted time permits. Shareholders may submit questions that are relevant to our business in advance of the annual meeting as well as live during the annual meeting. If you are a shareholder, you may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/MRTX2023.

What is the format of the Annual Meeting?
We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:
•Any shareholder may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/MRTX2023. The webcast will begin at 9:00 a.m. Pacific Time on May 11, 2023.
•Shareholders may vote and submit questions during the Annual Meeting via live webcast.
•To enter the meeting, please have your 16-digit control number which is available on your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.
•Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MRTX2023.
How do you determine if a shareholder is eligible to vote?
Only shareholders of record as of the close of business on March 15, 2023, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date, 58,091,377 shares of our common stock were issued, outstanding and entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of at least 40% of the outstanding shares of our common stock entitled to vote are present themselves or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.
Can I attend the Annual Meeting?
We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/MRTX2023. The webcast will start at 9:00 a.m., Pacific Time, on May 11, 2023. Shareholders may vote and submit questions while connected to the Annual Meeting on the Internet.
What do I need in order to be able to participate in the Annual Meeting online?
You will need the 16-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MRTX2023.
Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on March 15, 2023, the record date, will be entitled to vote at the Annual Meeting. On the record date, there were 58,091,377 shares of our common stock outstanding and entitled to vote. A list of shareholders of record will be made available for inspection by shareholders for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/MRTX2023. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any shareholder of record for a legally valid purpose at our corporate headquarters during regular business.
Shareholder of Record: Shares Registered in Your Name
If on March 15, 2023, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 15, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:
•Election of the nine nominees for director named in the proxy statement;
•To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
•To approve the amendment to our 2013 Employee Stock Purchase Plan, to increase the aggregate number of shares of our common stock reserved for issuance under such plan by 750,000 shares.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote online at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.
•To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 10, 2023 to be counted.
•To vote on the Internet, go to www.proxyvote.com and follow the instructions to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on May 10, 2023 to be counted.
•To vote using the proxy card, simply complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/MRTX2023.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 15, 2023.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director as described in Proposal 1, “For” the approval of the shareholder advisory vote on the compensation of our named executive officers as described in Proposal 2, “For” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 as described in Proposal 3, and “For” approval of the amendment to our 2013 Employee Stock Purchase Plan, to increase the aggregate number of shares of our common stock reserved for issuance under such plan by 750,000 shares as described in Proposal 4.
If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Shareholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to our Investor Relations at 3545 Cray Court, San Diego, CA 92121. To be timely, a written notice revoking your proxy must be received by May 10, 2023.
•You may vote during the Annual Meeting which will be hosted via the Internet.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent with respect to changing your vote.
When are shareholder proposals and director nominations due for the 2024 Annual Meeting of Shareholders?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 8, 2023, to the attention of our Investor Relations at 3545 Cray Court, San Diego, CA 92121. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting of Shareholders that is not to be included in next year’s proxy materials, your written request must be received by our Investor Relations between January 12, 2024 and February 11, 2024. You are also advised to review our Bylaws, as amended, which contain additional requirements about advance notice of shareholder proposals and director nominations.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Exchange Act no later than March 12, 2024.
How are votes counted?
Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for proposals 2, 3, and 4 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules and interpretations of the Nasdaq Stock Exchange and include the ratification of the selection of our independent registered public accounting firm. Non-discretionary items are proposals considered non-discretionary under the rules and interpretations of the Nasdaq Stock Exchange and include the election of directors, advisory approval of executive compensation, and the approval of the amendment to our 2013 Employee Stock Purchase Plan, to increase the aggregate number of shares of our common stock reserved for issuance under such plan by 750,000 shares. Absent your instruction, your shares will not be voted for non-discretionary items and will be “broker non-votes”.
What are “broker non-votes”?
A “broker non-vote” occurs when a broker submits a proxy card with respect to shares held in street name on behalf of a beneficial owner but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. These un-voted shares are counted as broker non-votes.
How many votes are needed to approve each proposal?
•For Proposal 1, regarding the election of directors, the nine nominees named in this proxy statement receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.
•To be approved, Proposal 2, regarding the approval on an advisory basis of the compensation paid to our named executive officers, must receive “For” votes from the holders of shares of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•To be approved, Proposal 3, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023 must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•To be approved, Proposal 4, regarding the approval of the amendment to our 2013 Employee Stock Purchase Plan, to increase the aggregate number of shares of our common stock authorized for issuance under such plan by 750,000 shares, must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least 40% of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 58,091,377 shares outstanding and entitled to vote. Thus, the holders of at least 23,236,551 shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
The proxy statement and annual report to shareholders are available at http://www.materials.proxyvote.com/60468T.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward-looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and in our periodic reports on Form 10-Q.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members. The following nine members have been nominated for re-election as a director this year: David Meek; Faheem Hasnain; Charles M. Baum, M.D., Ph.D.; Bruce L.A. Carter, Ph.D.; Julie M. Cherrington, Ph.D.; Aaron I. Davis; Craig Johnson; Maya Martinez-Davis; and Shalini Sharp. Henry J. Fuchs, M.D., who is currently serving on our Board of Directors, was not nominated for re-election at the Annual Meeting and his term as a director will end at the Annual Meeting. Effective upon the expiration of Dr. Fuchs’ term as a director at the Annual Meeting, we will reduce the size of our board from ten directors to nine directors. As a result of this reduction, proxies cannot be voted for a greater number of persons than the nine nominees set forth above. Each nominee for director is to be elected at the Annual Meeting to serve until our 2024 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders.

Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting. The nine nominees named in the proxy statement receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the nine nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
EACH NOMINEE NAMED ABOVE

Name	Age(1)	Position
David Meek	59	Chief Executive Officer and Director
Faheem Hasnain	64	Chairman of the Board
Charles M. Baum, M.D., Ph.D.	64	President, Founder, Head of Research and Development and Director
Bruce L.A. Carter, Ph.D.	79	Director
Julie M. Cherrington, Ph.D.	65	Director
Aaron I. Davis	44	Director
Craig Johnson	61	Director
Maya Martinez-Davis	53	Director
Shalini Sharp	47	Director

(1)Respective ages are as of December 31, 2022

David Meek has served as our Chief Executive Officer and as a member of our Board of Directors since September 2021. He previously served as the President, Chief Executive Officer and Board Member of FerGene, Inc., a biotechnology company, from January 2020 to March 2021. From July 2016 to January 2020, Mr. Meek served as Chief Executive Officer and Board Member of Ipsen, a public global biopharmaceutical company based in France. Prior to joining Ipsen, Mr. Meek held executive leadership roles including serving as Executive Vice President and President of Oncology at Baxalta Incorporated from 2014 to 2016 leading up to the acquisition by Shire, and serving as Chief Commercial Officer of Endocyte, Inc. from 2012 to 2014. He also served in executive leadership roles at Novartis Pharmaceuticals Corporation and Novartis Oncology from 2005 to 2012, after beginning his career at Johnson & Johnson, Inc. and Janssen Pharmaceuticals, Inc. from 1989 to 2004. Mr. Meek served on the boards of Pharmaceutical Research & Manufacturers of America and European Federation of Pharmaceutical Industries & Associations. He serves on the board of directors of uniQure N.V., a public biotech company, and he previously served on the board of directors of Entasis Therapeutics Inc. from June 2019 to July 2022 (acquired by Innoviva, Inc.). Mr. Meek holds a B.A. from the University of Cincinnati. Through his experience at our Company and his past executive leadership roles at several companies in the biotechnology and pharmaceutical industries, Mr. Meek has acquired extensive operational expertise, which we believe qualifies him to serve on our Board of Directors.

Faheem Hasnain has served as a member of our Board of Directors and as Chairman of the Board since February 2019. Mr. Hasnain is the Co-Founder and has served as Chairman of the Board of Gossamer Bio, Inc., a biotechnology company, since January 2018, and is currently the Chief Executive Officer, a position he has held since November 2020, and previously served as Chief Executive Officer from January to July 2018. Prior to that, Mr. Hasnain served as President, Chief Executive Officer and as a director of Receptos, Inc., a biotechnology company, from November 2010 until the company’s acquisition by Celgene in August 2015. Prior to joining Receptos, Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol-Myers Squibb, where he was President of Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations. He serves as Chairman of the Board of Sling Therapeutics (private company), SENTE, Inc. (private company), Aspen Neuroscience (private company) and as a member of the board of directors of Kura Oncology, Inc. He previously served as Chairman of the Board of Ambit Biosciences Corporation, Tocagen, Inc. and Vital Therapies, Inc., and served as a director of Aragon Pharmaceuticals, Seragon Pharmaceuticals, Inc., Pernix Sleep, Inc., Somaxon Pharmaceuticals, Inc. and Tercica, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada. We believe Mr. Hasnain’s breadth of knowledge and valuable understanding of the biotechnology and pharmaceutical industries based on his experience as an executive and as a director of several companies in our industry qualify him to serve on our Board of Directors.

Charles M. Baum, M.D., Ph.D. has served as our President, Founder, and Head of Research and Development since September 2021 and previously served as our Chief Executive Officer from November 2012 to September 2021. Dr. Baum also has served as a member of our Board of Directors since November 2012. From June 2003 to September 2012, he was at Pfizer as Senior Vice President for Biotherapeutic Clinical Research within Pfizer’s Worldwide Research & Development division and as Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer’s Biotherapeutics and Bioinnovation Center. From 2000 to 2003, he was responsible for the development of several oncology compounds at Schering-Plough Corporation (acquired by Merck). His career has included academic and hospital positions at Stanford University and Emory University, as well as positions of increasing responsibility within the pharmaceutical industry at SyStemix, Inc. (acquired by Novartis AG), G.D. Searle & Company (acquired by Pfizer), Schering-Plough Corporation (acquired by Merck) and Pfizer. Dr. Baum has served on the board of directors of Poseida Therapeutics, Inc. since May 2022 and PMV Pharmaceuticals, Inc. since April 2021, and he previously served on the board of directors of Immunomedics, Inc. from February 2019 to October 2020 (acquired by Gilead Sciences), Array BioPharma from April 2014 until July 2019 (acquired by Pfizer) and BCTG Acquisition Group from September 2020 to July 2021 when it merged with Tango Therapeutics. Dr. Baum received his M.D. and Ph.D. (Immunology) degrees from Washington University School of Medicine in St. Louis, Missouri and completed his post-doctoral training at Stanford University. Through his experience at our Company and his past executive roles within the pharmaceutical industry, Dr. Baum has acquired extensive operational expertise, which we believe qualifies him to serve on our Board of Directors.

Bruce L.A. Carter, Ph.D. has served as a member of our Board of Directors since September 2016. Dr. Carter currently serves as a director of Enanta Pharmaceuticals, Inc. and ALSP Orchid Acquisition Corporation, a special purpose acquisition company. Dr. Carter is an affiliate Professor in the Department of Biotechnology at the University of Washington, Seattle Washington, a position he has held since 1986. Dr. Carter is Board of Directors Chair of the Global Alliance for TB Drug Development. Dr. Carter served on the board of directors of Dr. Reddy’s Laboratories Limited from July 2008 to July 2022, Xencor, Inc. from 2009 to 2017, and QLT, Inc. from 2006 to 2012. Dr. Carter served as Executive Chairman of Immune Design Corp., a privately-held biotechnology company, from 2009 to 2011, and he served as a director from 2009 to 2012. From 1998 to 2009, Dr. Carter served as President and Chief Executive Officer of ZymoGenetics, Inc., a public biotechnology company, and as its Chairman of the Board from 2005 until it was acquired by Bristol-Myers Squibb in October 2010. From 1994 to 1998 Dr. Carter was the Chief Scientific Officer of Novo Nordisk, a public pharmaceutical company. Previously, he held positions in research at Zymogenetics and G.D. Searle & Co. Ltd. Dr. Carter received a B.Sc. with Honors in Botany from the University of Nottingham, England, and a Ph.D. in Microbiology from Queen Elizabeth College, University of London. We believe Dr. Carter’s breadth of knowledge and valuable understanding of the biotechnology and pharmaceutical industries based on his experience as an executive and as a director of several companies in our industry qualify him to serve on our Board of Directors.

Julie M. Cherrington, PhD. has served as a member of our Board of Directors since June 2019. She is currently the Board Chair of Actym Therapeutics (private company) and serves on the board of directors of Syncona Ltd (UK listed), Sardona Therapeutics (private company), KisoJi Biotechnology (private company) and MycRx (private company). Dr. Cherrington joined Brandon Capital Partners, a venture capital firm, as a Venture Partner in February 2022. Dr. Cherrington previously served as President, Chief Executive Officer and board member of several biotechnology companies including Vaxart, Inc. from August 2021 to August 2022, QUE Oncology from September 2020 to March 2022, Arch Oncology from October 2017 to September 2020, Revitope Oncology, Inc. from September 2015 to April 2017, Zenith Epigenetics from 2014 to 2015, and Pathway Therapeutics, a company advancing targeted kinase inhibitors for the treatment of cancer, from 2009 to

2013. In addition, she served as President and Executive Vice President, R&D at Phenomix Corporation. Earlier in her career, Dr. Cherrington was Vice President of Preclinical and Clinical Research at SUGEN, a Pharmacia/Pfizer company. Dr. Cherrington began her career at Gilead Sciences, where she held a range of positions of increasing responsibility. Dr. Cherrington holds a B.S. in biology and an M.S. in microbiology from the University of California, Davis. She earned a Ph.D. in microbiology and immunology from the University of Minnesota and Stanford University. She completed a postdoctoral fellowship at the University of California, San Francisco. We believe Dr. Cherrington’s breadth of knowledge and valuable understanding of the biotechnology and pharmaceutical industries based on her experience as an executive and as a director of several companies in our industry qualify her to serve on our Board of Directors.

Aaron I. Davis has served as a member of our Board of Directors since December 2018. Mr. Davis co-founded Boxer Capital, LLC (“Boxer Capital”), the healthcare arm of the Tavistock Group, where he has served as portfolio manager since 2005 and as Chief Executive Officer since 2012. At Boxer Capital, Mr. Davis leads the firm’s research team, deal structuring, and portfolio management. Mr. Davis has served on the Board of Directors of iTeos Therapeutics since April 2020, Tango Therapeutics since July 2020, and Rain Oncology since September 2020, and he previously served as the Chief Executive Officer and Chairman of BCTG Acquisition Corp., a special purpose acquisition company, from September 2020 to August 2021. Prior to joining the Tavistock Group, Mr. Davis worked in the Global Healthcare Investment Banking and Private Equity Groups at UBS Warburg, LLC. During this period, Mr. Davis led strategic transactions for public and private biotechnology and medical device companies throughout their growth, advising on financing and mergers and acquisitions. Having also served in various roles with biotechnology and venture capital firms, Mr. Davis has extensive expertise in investment analysis and in overseeing in-licensing activities within the pharmaceutical sector. Mr. Davis received an M.A. degree in biotechnology from Columbia University and a B.B.A. degree in finance from Emory University. We believe Mr. Davis’ experience serving as a director of biotechnology companies and as an executive and manager of funds specializing in the area of life sciences qualify him to serve on our Board of Directors.

Craig Johnson has served as a member of our Board of Directors since September 2013. He also serves as a director of Heron Therapeutics, Inc. and Odonate, Inc. Mr. Johnson previously served as a director of La Jolla Pharmaceutical Company from 2013 until its acquisition by Innoviva, Inc. in August 2022, Decipher Biosciences, Inc. from 2015 to 2018, Adamis Pharmaceuticals Corporation from 2011 to 2014 and Ardea Biosciences, Inc. from 2008 until its acquisition by AstraZeneca PLC in 2012. Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. from 2004 until its sale to Raptor Pharmaceuticals Corp. in 2009, and then as Vice President of a wholly-owned subsidiary of Raptor Pharmaceutical Corp. from 2009 to 2010. From 1994 to 2004, he held various positions at MitoKor, Inc., concluding his service as Chief Financial Officer and Senior Vice President of Operations. Mr. Johnson practiced as a Certified Public Accountant with Price Waterhouse, and he received a B.B.A. degree in accounting from the University of Michigan-Dearborn. We believe Mr. Johnson’s expertise in accounting and financial management and his experience as a director of several companies in the biotechnology and pharmaceutical industries qualify him to serve on our Board of Directors.

Maya Martinez-Davis has served as a member of our Board of Directors since December 2018. Ms. Martinez-Davis currently serves as President, US Pharmaceuticals at GlaxoSmithKline plc., a global pharmaceuticals company, a position she has held since January 2019. Ms. Martinez-Davis was previously President of the Biopharma Latin America business for Merck KGaA, a global pharmaceuticals company, from April 2018 to August 2019, and prior to that served as Senior Vice President and Head of Global Oncology for the biopharma business from January 2016 through March 2018. Prior to joining Merck, Ms. Martinez-Davis worked at Pfizer, Inc. as a senior executive for over a decade, where she exercised her vast crossborder, regional and global leadership experience to boost sales growth and market penetration in the areas of oncology, vaccines and specialty portfolios. In her last role, Ms. Martinez-Davis was leading the Oncology US Business. Ms. Martinez-Davis holds an undergraduate degree from Saint Louis University and a Master’s in business leadership and marketing from the IE Business Institute in Madrid, Spain. We believe Ms. Martinez-Davis’ breadth of knowledge and valuable understanding of the pharmaceutical industry based on her experience as a pharmaceutical executive qualify her to serve on our Board of Directors.

Shalini Sharp has served on our Board of Directors since March 2021. From May 2012 until October 2020, Ms. Sharp served as Chief Financial Officer and Executive Vice President for Ultragenyx Pharmaceutical Inc., and from 2006 to 2012, she served as Chief Financial Officer of Agenus Inc. From 2003 to 2006, Ms. Sharp held increasing roles of responsibility at Agenus spanning strategic planning, corporate development, investor relations, corporate finance and business development. Prior to Agenus, Ms. Sharp held strategic planning and corporate finance roles and ultimately served as chief of staff to the chair of the board of directors at Elan Pharmaceuticals, from August 1998 to August 1999 and September 2001 to August 2003. Ms. Sharp also previously served as a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices. Ms. Sharp has served on the boards of directors of Sutro Biopharma since November 2018, Neurocrine Biosciences since February 2020, Organon and Co. since June 2021 and as Board Chair of Mahzi Therapeutics (private company) since June 2022. Ms. Sharp has also served as a member of the board of the TB Alliance from January 2015 to December 2022. Ms. Sharp previously served on the boards of directors of Precision

Biosciences from December 2018 to May 2022, Panacea Acquisition Corporation from June 2020 until it merged with Nuvation Bio in February 2021, Array Biopharma Inc. from April 2017 until its acquisition in July 2019, and Agenus from May 2012 to June 2018. Ms. Sharp received a B.A. from Harvard College and an M.B.A. from Harvard Business School. We believe Ms. Sharp’s extensive experience serving as chief financial officer of public companies in the biotechnology and pharmaceutical industries and as a director of several companies in our industry qualify her to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition and Independence
The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required.
Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq. Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, or receive any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that seven of our nine directors nominated for re-election, Bruce L.A. Carter, Ph.D., Julie M. Cherrington, Ph.D., Aaron I. Davis, Faheem Hasnain, Craig Johnson, Maya Martinez-Davis, and Shalini Sharp are independent directors, as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related Party Transactions.”
Each director serves until the next annual meeting of shareholders following such director’s election to the Board of Directors and until his or her successor is duly elected and qualified. The authorized size of our Board of Directors is currently ten members. The authorized number of directors may be changed only by resolution of the Board of Directors. Our directors may be removed with or without cause by the affirmative vote of the holders of a majority of our voting stock.
Role of the Board of Directors and Committees in Risk Oversight
Our Board administers its risk oversight function directly and through all of its current committees. While each of these committees is responsible for evaluating certain risks and overseeing how we manage risk, these committees regularly inform the entire Board about such risks through committee reports. Typically, the entire Board discusses risk management at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. It is the responsibility of the committee chairpersons to report findings regarding material risk exposures to the Board as quickly as possible.
The Audit Committee of the Board of Directors is primarily responsible for overseeing the management of financial risk, cybersecurity risk, and related party transactions on behalf of the Board of Directors. While the Board of Directors, through the Nominating and Corporate Governance Committee, oversee the governance of our enterprise risk management, the Audit Committee receives reports from management quarterly regarding our assessment and management of risks. The Board of Directors expects management to consider risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors.
The Nominating and Corporate Governance Committee manages the Company’s enterprise risk assessments and risks associated with the independence of the Board, including any potential conflicts of interests, and environmental, social and governance (ESG) matters, and it periodically reviews our policies, charters, and procedures and makes recommendations when appropriate. For more information about our Board’s and management’s oversight of ESG matters, please refer to our 2022 Corporate Sustainability Report, which is available on our website at www.mirati.com.

The Compensation Committee reviews risks to the Company related to our executive compensation program and our general compensation philosophies. The Research and Development Committee identifies risks to the Company related to our research and technology platforms.
The Board of Directors has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee: (i) meets the applicable rules and regulations regarding “independence,” including, but not limited to, Rule 5605(a)(2) of the Nasdaq listing standards and applicable SEC rules and regulations; (ii) is not an officer or employee of Mirati; and (iii) is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Mirati.
Board of Directors Leadership Structure

The Board of Directors has an independent lead director, the Chairman of the Board, Mr. Hasnain, who has authority, among other things, to call and preside over Board of Directors meetings, to set meeting agendas, and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. In addition, we have a separate chair for each committee of the Board of Directors. The chairs of each committee are expected to report at least annually to the Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of our business and affairs. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in our best interests and the best interests of our shareholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board of Directors as a whole.
Meetings of the Board of Directors
The Board of Directors held ten meetings during 2022. Each Board member attended 80% or more of the aggregate number of meetings held by the Board of Directors and committees on which he or she served, during the portion of the last fiscal year for which he or she was a committee member.
We encourage, but do not require, our Board of Directors to attend our annual meeting of shareholders. Of our current directors, Dr. Baum, Mr. Hasnain, Dr. Carter, Ms. Cherrington, Mr. Johnson, Ms. Martinez-Davis, and Ms. Sharp attended our 2022 Annual Meeting of Shareholders.
Information Regarding Committees of the Board of Directors
The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Research and Development Committee. Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on the Governance page of the Investor & Media Relations section of our website at ir.mirati.com.

The following table provides membership and meeting information for fiscal year 2022 for each of the committees of the Board of Directors as of December 31, 2022:

Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development
David Meek
Faheem Hasnain
Charles M. Baum, M.D. Ph.D.
Bruce L.A. Carter, Ph.D.		X*		X
Julie M. Cherrington, Ph.D.			X	X*
Aaron I. Davis
Henry J. Fuchs, M.D.***			X*	X
Craig Johnson**	X*		X
Maya Martinez-Davis	X	X
Shalini Sharp	X	X
Total meetings in 2022	5	8	4	4

*    Committee Chairperson
**    Financial Expert
***    This table includes Dr. Fuchs, who is not nominated for re-election at the Annual Meeting. Effective upon the expiration of Dr. Fuchs’ term as a director at the conclusion of the Annual Meeting, we will reduce the size of our board from ten directors to nine directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each committee of the Board of Directors.
Audit Committee
Independence: The current members of the Audit Committee are Mr. Johnson (chair), Ms. Martinez-Davis, and Ms. Sharp. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.
Our Board of Directors has determined that Mr. Johnson qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered formal education and the nature and scope of experience he has previously had with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
Primary Responsibilities: The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties of the Audit Committee of the Board of Directors include assisting the Board of Directors in its oversight of:
•the quality and integrity of our financial statements and reports;
•our accounting and financial reporting process, system of internal controls over financial reporting and audit process;
•compliance with, and process for monitoring compliance with, legal and regulatory requirements;
•the independent auditors’ qualifications, independence and performance;

•our legal, regulatory and ethical compliance programs as established by management and the Board of Directors;
•pre-approval of all audit and non-audit services provided by the independent registered public accounting firm; and
•oversight for all matters related to the security of and risks related to information technology systems and procedures.
Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee
Craig Johnson, Chair
Maya Martinez-Davis
Shalini Sharp
Compensation Committee
Independence: The current members of the Compensation Committee are Dr. Carter (chair), Ms. Martinez-Davis, and Ms. Sharp. Following the Annual Meeting, the members of the Compensation Committee will be Dr. Carter (chair), Mr. Hasnain, and Ms. Sharp. Our Board of Directors has determined that all such members are independent under the Nasdaq Listing Rules, and “non-employee directors” as defined in Rule 16(b)-3 promulgated under the Exchange Act.
Primary Responsibilities: The principal duties of the Compensation Committee of the Board of Directors include:
•review and approval of our overall compensation strategy and policies;
•review and approval of corporate performance goals, compensation and other terms of employment of our executive officers;
•review and approval of the compensation of our non-employee directors;
•administration of our equity incentive and purchase plans; and
•review, discussion with management and approval of the annual report on executive compensation for purposes of disclosure to our shareholders.
The Compensation Committee reviews and approves overall compensation strategies and policies. In exercising these duties, the Compensation Committee ensures that our compensation programs, particularly in connection with bonus targets, are aligned with the interests of our shareholders and other stakeholders.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee enlisted the services of Aon Human Capital Solutions (“Aon”) early in the year and replaced them with Alpine Rewards (“Alpine”). Alpine was selected based upon its reputation and experience as compensation consultants and in its work with companies similar to Mirati. The Compensation Committee requested that Alpine conduct an evaluation of current market compensation practices to compare against our current compensation practices.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee formed a New Hire Equity Subcommittee, currently composed of the Chief Executive Officer and the Chief Financial Officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, equity awards to newly hired employees, consultants and newly promoted employees who are not our executive officers, within pre-established guidelines.
Nominating and Corporate Governance Committee
Independence: The current members of the Nominating and Corporate Governance Committee are Dr. Fuchs (chair), Dr. Cherrington, and Mr. Johnson. Following the Annual Meeting, the members of the Nominating and Corporate Governance Committee will be Ms. Martinez-Davis (chair), Dr. Cherrington, and Mr. Hasnain. Our Board of Directors has determined that all such members are independent under Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time.

Primary Responsibilities: The principal duties of the Nominating and Corporate Governance Committee of the Board of Directors include:

•develop and implement a set of corporate governance principles and policies, including a code of business conduct and ethics, and make recommendations to the Board of Directors concerning governance matters;
•oversee the governance of the Company’s enterprise risk management;
•identify the skill sets currently available and skill sets that may be required;
•recommend candidates for directorships and the size and composition of the Board;
•assess the performance of the Board of Directors, its committees and the contributions of individual directors;
•review and oversee management succession planning; and
•oversee the Company’s environmental, social and governance (ESG) initiatives.
Research and Development Committee
Independence: The current members of the Research and Development Committee are Dr. Cherrington (chair), Dr. Fuchs, and Dr. Carter. Following the Annual Meeting, the members of the Research and Development Committee will be Dr. Cherrington (chair), Dr. Carter, and Mr. Johnson.
Primary Responsibilities: The purpose of the Research and Development Committee of the Board of Directors is to review and provide advice for the Company’s research and development programs on behalf of the Board, including:
•assist the Board in its oversight of the Company’s strategic direction and investment in research and development;
•identify and discuss significant emerging trends and issues in science and technology and consider the impact of such on the Company’s research and development;
•review research and development programs from a scientific perspective;
•review and provide strategic recommendations to the Board regarding the Company’s research and development programs; and
•assist Company’s management in identifying and recommending experts to provide strategic technical advice regarding the Company’s research and development programs and initiatives.
Selection of New Directors and Shareholder Recommended Director Candidates
In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.
In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder.
Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3545 Cray Court, San Diego, CA 92121, Attn: Investor Relations, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting. Submissions must include (1) the name and address of the shareholder on whose behalf the submission is made; (2) number of Company shares that are owned beneficially by such shareholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by our Bylaws.
Board Qualifications and Diversity
The Nominating and Corporate Governance Committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider our current needs and the needs of the Board of Directors, to maintain a diverse and balanced combination of knowledge, experience, cross-functional capability, demographics, race, age, gender, educational and professional backgrounds to provide a range of perspectives to support good decision making. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Candidates for director nominees are assessed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of experiences, expertise and backgrounds, including but not limited to, racial, ethnic, gender and age diversity and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability.
In accordance with the Nasdaq listing standards, the Board has self-identified a number of attributes that identify its members’ diversity. The following is a matrix showing the makeup of those self-reported attributes:

Board of Directors Diversity Matrix (As of April 6, 2023)
Total Number of Directors (1)		10
		Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		3	6	—	1
Part II: Demographic Background
African American or Black		—	—	—	—
Hispanic or Latinx		1	—	—	—
Asian		1	1	—	—
Native American or Alaskan Native		—	—	—	—
White		1	5	—	—
Two or more races or ethnicities		—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1

(1)This table includes Dr. Fuchs, who is not nominated for re-election at the Annual Meeting. Effective upon the expiration of Dr. Fuchs’ term as a director at the conclusion of the Annual Meeting, we will reduce the size of our board from ten directors to nine directors.

Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.mirati.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the amendment or waiver on our website. Note that the information on our website is not incorporated by reference in this Proxy Statement.
Board Evaluation Process

The Nominating and Corporate Governance Committee is responsible for the annual evaluation of the performance of the Board and each committee of the Board and the contributions of individual directors. This assessment is done with input from the Board and reported annually.
Shareholder Communications with the Board of Directors
Our Board of Directors has adopted a formal process by which shareholders may communicate with the Board of Directors or any of its directors. Shareholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Investor Relations of Mirati Therapeutics, Inc. at 3545 Cray Court, San Diego, CA 92121. Each communication must set forth: the name and address of our shareholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such shareholder as of the date of the communication. Each communication will be reviewed by our Investor Relations to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Investor Relations to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. In accordance with the shareholder’s vote in 2019 for annual say-on-pay advisory proposals, the Company will submit a similar proposal in 2024.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the San Diego, California, United States office of Ernst & Young, LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.
Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws, as amended, nor other governing documents or law require shareholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our shareholders.
The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2022 and 2021 by Ernst & Young, our principal accountant for those years. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$900,363	$893,915
Audit-Related Fees	—	—
Tax Fees(2)	471,506	261,059
All Other Fees	—	—
Total Fees	$1,371,869	$1,154,974

(1)2022 and 2021 Audit Fees consist of fees billed for professional services by Ernst & Young for the annual audit of our financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q. Audit Fees also include fees for services associated with public offering filings, review of our Form 8-Ks, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Tax Fees consist of services related to tax compliance, tax planning and tax advice. 2022 fees include services related to a research and development tax credit study, and services related to the dissolution of MethylGene, Inc., our former wholly-owned subsidiary in Canada.
In connection with the audit of the 2022 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms under which Ernst & Young performed audit services for us.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee must pre-approve the audit and non-audit services rendered by the Company’s independent registered public accounting firm. Effective March 2015, the Audit Committee delegated authority for pre-approval to its Chair. All fees in 2022 and 2021 were preapproved by the Chair of the Audit Committee.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE 2013 EMPLOYEE STOCK PURCHASE PLAN

In May 2013, the Company’s Board of Directors adopted and the shareholders approved the Mirati Therapeutics, Inc. 2013 Employee Stock Purchase Plan (the “Prior ESPP”). On September 22, 2022, upon the recommendation of our Compensation Committee, our Board of Directors adopted, subject to shareholder approval, the amendment to the Prior ESPP, which contains the following material change from the Prior ESPP (the Prior ESPP, as amended by this Proposal 4, the “ESPP”):

•Subject to adjustment for certain changes in our capitalization, the maximum number of shares of the Company’s common stock that may be issued under the ESPP will be 1,050,000 shares, which is an increase of 750,000 shares over the maximum number of shares of our common stock that may be issued under the Prior ESPP.

Our Board of Directors believes that providing an increased number of shares available for purchase under the ESPP will help the Company retain and motivate eligible employees and help further align the interests of eligible employees with those of the Company’s shareholders. As of March 15, 2023, the record date, there were 48,032 shares available under the Prior ESPP for future issuance. If Proposal 4 is approved by our shareholders, an additional 750,000 shares of our common stock will be available under the ESPP for future issuance.

The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve the amendment to the Prior ESPP to increase the number of shares reserved for issuance thereunder.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4
Summary of the ESPP
The material features of the ESPP are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the ESPP. A copy of the ESPP is attached to this proxy statement as Appendix A. The Company’s shareholders should refer to the ESPP for more complete and detailed information about the terms and conditions of the plan.
Administration. The ESPP is administered by our Board of Directors, or the Compensation Committee thereof (the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the ESPP. All decisions, determinations and interpretations of the Administrator with regard thereto shall be final and binding. The Administrator may terminate the ESPP at any time.
Stock Subject to ESPP. Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the ESPP is 1,050,000 shares, which is equal to the sum of (i) 300,000 shares that were originally approved by our shareholders and (ii) an additional 750,000 shares that are subject to approval by our shareholders under this Proposal 4.
Eligibility. Only Eligible Employees (as defined in the ESPP) as of the applicable enrollment date may participate in the ESPP. No employee will be eligible to participate in the ESPP if, immediately after the grant of purchase rights, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) would own stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation (as defined in the ESPP).
Offerings. Under the ESPP, we will make offerings to participants to purchase shares of our common stock during Purchase Periods (as defined in the ESPP) that are six months in duration. Currently, each Purchase Period will begin on June 1 and December 1, or the first Trading Day (as defined in the ESPP) thereafter, of each year and end, respectively, on or about November 30 and May 31 of each year. In no event may an offering under the ESPP exceed 27 months.
At the time an Eligible Employee elects to participate in the ESPP, he or she is required to designate his or her contribution level, by way of payroll deductions, to be applied at each payroll date during the Purchase Period at a rate not less than 1% nor more than 15% of the earnings (as defined by the Board of Directors in each offering) the participant receives at each payroll date during the Purchase Period, and the aggregate of such payroll deductions during the Purchase Period shall not exceed 15% of the participant’s earnings paid during the Purchase Period.

All contribution levels elected by the participant must be expressed in whole percentages only. A participant may decrease his or her contribution level once during each Purchase Period and may withdraw from an offering at any time. Upon termination of employment or if the participant is otherwise no longer eligible to participate in an offering or the plan, any accumulated but unused contributions will be refunded to the participant without interest.
Purchase Price. The purchase price of shares of common stock under an offering will be the lesser of: (i) 85% of the fair market value of such shares of common stock on the first day of an offering, or (ii) 85% of the fair market value of such shares of common stock on the last day of that Purchase Period and offering (the “Purchase Date”).
Purchase Limits. Prior to the commencement of any offering made under the ESPP, the Administrator may change any or all terms of such offering and any subsequent offerings. At present, under our current offering standards, no participant may purchase more than $25,000 worth of our common stock (based on the fair market value of our common stock on the first day of an offering period) during any calendar year.
Federal Income Tax Information. The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the Purchase Date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the Purchase Date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits under ESPP

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. In addition, we have not approved any grants of purchase rights that are conditioned on shareholder approval of this Proposal 4. Accordingly, we cannot determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP. Our non-employee directors will not be eligible to participate in the ESPP. Ms. Reed’s employment with the Company terminated in July 2022 and, therefore, Ms. Reed will not be eligible to participate in the ESPP.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of December 31, 2022:

Name	Age	Title
David Meek	59	Chief Executive Officer and Director
Charles M. Baum, M.D., Ph.D.	64	President, Founder, Head of Research and Development and Director
James Christensen, Ph.D.	54	Chief Scientific Officer
Benjamin Hickey	48	Chief Commercial Officer
Alan Sandler, M.D.	66	Chief Medical Officer
Laurie Stelzer	55	Chief Financial Officer
The following is biographical information for our executive officers other than Mr. Meek and Dr. Baum, whose biographical information is included under Proposal 1.
James Christensen, Ph.D. has served as our Chief Scientific Officer since January 2014, Senior Vice President from January 2014 through December 2018, and Vice President, Research from June 2013 through January 2014. Prior to joining us, he held various positions at Pfizer from 2003 to 2013, the most recent of which was Senior Director of Oncology Precision Medicine in the Oncology Research Unit. Dr. Christensen joined Pfizer in 2003 and his responsibilities there included leading nonclinical research efforts for oncology programs including sunitinib malate research activities and leading the nonclinical and translational biology efforts for other research and development programs, including crizotinib. Dr. Christensen participated as a member of the Cancer Research or Oncology Research Unit leadership team from 2005 to 2013. Prior to 2003, Dr. Christensen was a Group Leader on the Preclinical Research and Exploratory Development team at SUGEN, Inc., which was acquired by Pharmacia Corporation, now owned by Pfizer. Dr. Christensen began his career in 1998 at Warner Lambert, now owned by Pfizer, with research focus in RTK biology and RTK pathway biomarker development in the oncology therapeutic area. Dr. Christensen participates on the editorial boards for Cancer Research and Molecular Cancer Therapeutics. Dr. Christensen received a Ph.D. in molecular pharmacology from North Carolina State University with dissertation research directed toward characterization of mechanisms of apoptosis dysregulation during the process of carcinogenesis.
Benjamin Hickey has served as our Chief Commercial Officer since January 2020, and also serves as a board member of Surface Oncology since January 2022. Mr. Hickey served as Senior Vice President and Chief Commercial Officer of Halozyme Therapeutics, Inc., a biotechnology company, from September 2018 through November 2019, where he was responsible for the global commercial strategy for its oncology portfolio. Prior to Halozyme, Mr. Hickey served from August 2016 to September 2018 as the General Manager UK & Ireland at Bristol-Myers Squibb, a global biopharmaceutical company, overseeing an organization of more than 300 people across the virology, immuno-science, oncology and cardiovascular disease businesses. From March 2014 to August 2016, he served as Vice President Commercial, Immuno-Oncology for Bristol-Myers where he led a commercial team focused on the commercialization of Yervoy® and the launch preparedness of Opdivo®. From May 2001 to March 2014, Mr. Hickey held positions of increasing responsibility at Bristol-Myers including Vice President, Hematology, responsible for all commercial activity for Sprycel® and Erbitux®. Mr. Hickey received his B.S. in Management and M.B.A. degrees from St. John’s University in Queens, New York.
Alan Sandler, M.D. has served as our Chief Medical Officer since November 2022. Prior to joining us, Dr. Sandler was the President, Head of Global Development, Oncology at Zai Lab Limited, a biopharmaceutical company, from December 2020 to October 2022. Dr. Sandler brings nearly 30 years of oncology and drug development experience across industry and academia. Prior to joining Zai Lab Limited, he was the Senior Vice President and Global Head of Product Development Oncology at Genentech, a biotechnology company and member of the Roche Group. During his tenure at Genentech/Roche from July 2013 to November 2020, he led the teams responsible for the global development and regulatory approval of innovative medicines, most recently Tecentriq®. Prior to joining Genentech/Roche, Dr. Sandler served as Professor and Chief of Hematology/Oncology at Oregon Health and Science University. Previously, he served on the faculties of the medical schools of Indiana University and Vanderbilt University. Dr. Sandler holds a Doctor of Medicine degree from Rush Medical College. He completed his training in internal medicine and a fellowship in medical oncology at Yale-New Haven Medical Center. He has published over 300 publications, including peer-reviewed articles, reviews, abstracts and book chapters.
Laurie Stelzer has served as our Chief Financial Officer since May 2022. Ms. Stelzer previously served as the Executive Vice President and Chief Financial Officer of Arena Therapeutics, a pharmaceutical company, from March 2020 to March 2022. Prior to joining Arena Therapeutics, Ms. Stelzer served as the Chief Financial Officer of Halozyme Therapeutics, Inc., a biotechnology company, from June 2015 to March 2020, leading the Finance, Information Technology, Business Development, Project Management and Site Operations organizations. Prior to joining Halozyme, Ms. Stelzer held senior management roles at Shire Plc (acquired by Takeda), including Senior Vice President of Finance, Division CFO for the Regenerative Medicine Division, and Head of Investor Relations. Previously she held positions of increasing responsibility during her fifteen-year career at Amgen, Inc., spanning the areas of Finance, Treasury, Global Accounting and International/Emerging Markets. Ms. Stelzer received her B.S. in Accounting from Arizona State University, and her M.B.A. from University of California, Los Angeles, Anderson School of Management. She currently serves on the boards of Surface Oncology, Inc., an immuno-oncology company, and PMV Pharmaceuticals, Inc., a precision oncology platform company.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2023 by: (i) each director and nominee for director; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, except as otherwise noted. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock subject to options that are currently exercisable or exercisable and RSUs that will vest within 60 days of March 15, 2023, as well as warrants or other rights held by such persons that are exercisable within 60 days of March 15, 2023.
Percentage of beneficial ownership is based on 58,091,377 shares of common stock outstanding as of March 15, 2023. Unless otherwise indicated, the address for the following shareholders is c/o Mirati Therapeutics, Inc., 3545 Cray Court, San Diego, CA 92121.

	Beneficial Ownership(20)
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders:
Boxer Capital, LLC(1)	10,738,342	16.92%
Avoro Capital Advisors LLC(2)	5,555,555	9.56%
The Vanguard Group, Inc.(3)	4,973,888	8.56%
RTW Investments LP(4)	3,643,114	6.27%
Armistice Capital LLC(5)	3,488,000	6.00%
Wellington Management Group LLP(6)	3,016,335	5.19%
Directors and Named Executive Officers:
Charles M. Baum, M.D., Ph.D.(7)	904,856	1.54%
James Christensen, Ph.D.(8)	358,512	*
Faheem Hasnain(9)	117,704	*
Vickie Reed(10)	117,608	*
David Meek(11)	90,939	*
Aaron Davis(12)	90,796	*
Henry Fuchs, M.D.(13)	88,744	*
Craig Johnson(14)	66,744	*
Maya Martinez-Davis(15)	46,244	*
Bruce L.A. Carter, Ph.D.(16)	38,744	*
Julie Cherrington(17)	36,723	*
Shalini Sharp(18)	12,177	*
Alan Sandler, M.D.	—	*
Laurie Stelzer	—	*
All current executive officers and directors as a group (15 persons)(19)	1,906,415	3.26%

*Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
(1)For the common stock holdings, information is based upon a Schedule 13D/A filed by Boxer Capital, LLC (“Boxer Capital”) with the SEC on November 2, 2020, as amended by Form 4 filed by Boxer Capital, LLC on March 5, 2021 and information provided by the shareholder. Includes 2,000,000 shares of common stock held by Boxer Capital and Boxer

Asset Management Inc., 3,135,966 shares of common stock held by Braslyn Ltd. (“Braslyn”), 230,333 shares of common stock held by MVA Investors, LLC (“MVA Investors”), and 158,555 shares beneficially owned by various individual employees of Boxer Capital-affiliated entities, including 90,796 beneficial shares owned by Aaron Davis, Chief Executive Officer of Boxer Capital, LLC, which includes 47,723 shares of common stock subject to options exercisable within 60 days of March 15, 2023. In January 2017, Boxer Capital, MVA Investors and Braslyn purchased 2,341,786, 51,047 and 4,865,430, respectively, warrants for common stock (the “January 2017 Warrants”), at a price of $5.599 per warrant share with an exercise price of $0.001 per share. In November 2017, Boxer Capital and Braslyn purchased 801,448 and 1,413,475, respectively, warrants for common stock (the “November 2017 Boxer Warrants”) at a price of $12.999 per warrant share with an exercise price of $0.001 per share. Both the January 2017 Warrants and the November 2017 Boxer Warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 19.99% of the outstanding common stock after exercise. In June 2020, Braslyn completed a cashless exercise of 600,006 warrants for shares of common stock, resulting in the issuance of 600,000 shares of common stock. In October 2020, Boxer Capital completed a cashless exercise of 362,952 warrants for shares of common stock, resulting in the issuance of 362,950 shares of common stock. In October 2020, MVA Investors completed a cashless exercise of 37,051 warrants for shares of common stock, resulting in the issuance of 37,050 shares of common stock. In October 2020, Braslyn completed cashless exercises totaling 400,003 warrants for shares of common stock, resulting in the issuance of 400,000 shares of common stock. In March 2021, Boxer Capital completed cashless exercises totaling 597,444 warrants for shares of common stock, resulting in the issuance of 597,440 shares of common stock. In March 2021, MVA Investors completed a cashless exercise of 13,996 warrants for shares of common stock, resulting in the issuance of 13,995 shares of common stock. In March 2021, Braslyn completed cashless exercises totaling 12,381 warrants for shares of common stock, resulting in the issuance of 12,379 shares of common stock. The address for Boxer Capital and MVA Investors, LLC is 11682 El Camino Real, Suite 320, San Diego, CA, 92130. The address for Boxer Asset Management Inc. and Braslyn Ltd. is c/o Cay House, EP Taylor Drive, N7776 Lyford Cay, New Providence, Bahamas.
(2)Based upon a Schedule 13G/A filed by Avoro Capital Advisors LLC (“Avoro,” formerly venBio Select Advisor LLC) with the SEC on February 14, 2023, which includes 5,555,555 shares held as of December 31, 2022 by Avoro and Behzad Aghazadeh. Avoro provides investment advisory and management services and has acquired the common stock solely for investment purposes on behalf of Avoro Life Science Fund LLC. Dr. Aghazadeh serves as the portfolio manager and controlling person of Avoro. Avoro and Dr. Aghazadeh have sole voting power and sole dispositive power with respect to the shares. The address for Avoro and Dr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.
(3)Based upon a Schedule 13G/A filed with the SEC on February 10, 2023 by The Vanguard Group Inc. (“Vanguard”) reporting beneficial ownership of 4,973,888 shares as of December 31, 2022. The Schedule 13G/A indicates that Vanguard has sole dispositive power with respect to 4,915,407 shares, shared voting power with respect to 14,087 shares and shared dispositive power with respect to 58,481 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based upon a Schedule 13G/A filed by RTW Investments, LP with the SEC on February 14, 2023, reporting beneficial ownership of 3,643,114 shares as of December 31, 2022. RTW Investments, LP is investment advisor to certain funds (the “RTW Funds”) with respect to the shares directly held by RTW Funds; and Mr. Roderick Wong is the managing partner and chief investment officer of RTW Investments, LP. RTW Investments, LP and Mr. Wong each has shared voting power and shared dispositive power of 3,643,114 shares. The address for RTW Investments, LP and Mr. Wong is 40 10th Avenue, Floor 7, New York, NY 10014.
(5)Based upon a Schedule 13G/A filed by Armistice Capital, LLC (“Armistice Capital”) with the SEC on February 14, 2023, which includes 3,488,000 shares held as of December 31, 2022. Armistice Capital is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares. Armistice Capital exercises voting and investment power over the securities held by the Master Fund and thus may be deemed to beneficially own the shares held by the Master Fund. Steven Boyd, as managing member of Armistice Capital, may be deemed to own the shares held by the Master Fund. Armistice Capital and Mr. Boyd each has shared voting power and shared dispositive power with respect to 3,488,000 shares. The address for Armistice Capital and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, NY 10022.
(6)Based upon a Schedule 13G filed by Wellington Management Group, LLP (“Wellington”) on February 14, 2023, reporting beneficial ownership of 3,016,335 shares as of December 31, 2022. The Schedule 13G was filed by Wellington, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on behalf of themselves and certain of their respective subsidiaries. The Schedule 13G reports that Wellington, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each has shared voting power with respect to 2,909,983 shares and shared dispositive power with respect to 3,016,335 shares, and that Wellington Management Company LLP has shared voting power with respect to 2,893,479 shares and shared dispositive power with respect to 2,910,036 shares. The address for Wellington is 280 Congress Street, Boston, MA 02210.

(7)Includes 810,642 shares subject to options exercisable within 60 days of March 15, 2023 and 94,214 shares owned directly by Dr. Baum.
(8)Includes 306,117 shares subject to options exercisable within 60 days of March 15, 2023 and 52,395 shares owned directly by Dr. Christensen.
(9)Includes 108,987 shares subject to options exercisable within 60 days of March 15, 2023 and 8,717 shares owned directly by Mr. Hasnain.
(10)Includes 111,974 shares subject to options exercisable within 60 days of March 15, 2023 and 5,634 shares directly owned by Ms. Reed.
(11)Includes 78,306 shares subject to options exercisable within 60 days of March 15, 2023 and 12,633 shares owned directly by Mr. Meek.
(12)Includes 47,723 shares subject to options exercisable within 60 days of March 15, 2023 and 43,073 shares owned directly by Mr. Davis.
(13)Includes 82,723 shares subject to options exercisable within 60 days of March 15, 2023 and 6,021 shares owned directly by Dr. Fuchs.
(14)Includes 60,723 shares subject to options exercisable within 60 days of March 15, 2023 and 6,021 shares owned directly by Mr. Johnson.
(15)Includes 40,223 shares subject to options exercisable within 60 days of March 15, 2023 and 6,021 shares owned directly by Ms Martinez-Davis.
(16)Includes 32,723 shares subject to options exercisable within 60 days of March 15, 2023 and 6,021 shares owned directly by Dr. Carter.
(17)Includes 36,723 shares subject to options exercisable within 60 days of March 15, 2023 for Dr. Cherrington.
(18)Includes 8,015 shares subject to options exercisable within 60 days of March 15, 2023, 808 shares subject to RSU settlement within 60 days of March 15, 2023 and 3,354 shares owned directly by Ms. Sharp.
(19)Includes (i) the shares described in Notes (7) through (18) above, and (ii) 36,819 shares subject to options exercisable within 60 days of March 15, 2023 and 17,413 shares owned directly by Mr. Hickey.
(20)This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, and Forms 13F and 4 filings filed with the SEC.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our 2022 executive compensation program and includes discussion and background information regarding the compensation of our named executive officers (“NEOs” or “Named Executive Officers”). This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.

The following individuals are our NEOs for 2022:

Name	Title
David Meek	Chief Executive Officer
Charles M. Baum, M.D., Ph.D.	President, Founder and Head of Research and Development
James Christensen, Ph.D.	Chief Scientific Officer
Alan Sandler, M.D. (1)	Chief Medical Officer
Laurie Stelzer (2)	Chief Financial Officer
Vickie Reed (3)	Former Chief Accounting Officer

(1)Dr. Sandler joined the Company as Chief Medical Officer on November 7, 2022.
(2)Ms. Stelzer joined the Company as Chief Financial Officer on May 16, 2022.
(3)Ms. Reed’s employment with the Company terminated in July 2022.

Executive Summary

The Compensation Committee, in consultation with the Board of Directors, oversees all elements of executive compensation for the Company. In this role, the Committee regularly reviews and annually approves all compensation decisions related to the Company’s NEOs. Our goal is to provide a competitive total compensation package with significant emphasis on pay for performance. Our Compensation Committee believes that executive compensation should be linked to our overall performance, strategic success and shareholder returns. As such, our executive compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace and motivate performance in a manner that supports achievement of our mission to discover, design and deliver breakthrough therapies to transform the lives of people living with cancer, and in doing so, increase shareholder value while ensuring that these programs do not encourage excessive risk-taking. We seek to align executive incentives with short- and long-term strategic business objectives and the creation of shareholder value.

Our leadership team, together with our dedicated personnel, have helped Mirati continue our advancement in 2022, both across our clinical programs, as well as in our discovery pipeline, and most-notably by launching our first commercial product, KRAZATI®. Our operational performance and continued growth as a company drives our compensation structure, specifically the degree to which NEOs are granted equity and earn bonuses.

Business Highlights

2022 was a transformational year for Mirati. We made significant advances within multiple clinical programs culminating in the approval of KRAZATI®.

Select 2022 Business Highlights

✓
We launched our first commercial product, KRAZATI®, as a targeted treatment option for adult patients with locally advanced or metastatic non-small cell lung cancer (NSCLC) with a KRASG12C mutation who have received at least one prior systemic therapy.

✓
The U.S. Food and Drug Administration (FDA) granted Breakthrough Therapy Designation for adagrasib in combination with cetuximab in patients with KRASG12C-mutated advanced colorectal cancer (CRC). Based on favorable discussions with the FDA, we expect to file an application for Accelerated Approval for third line and beyond CRC later in 2023. Also, the New England Journal of Medicine published these findings which demonstrated positive clinical activity.

✓	We announced preliminary results demonstrating the combinability and early promising clinical activity of adagrasib plus pembrolizumab in first-line NSCLC patients.

✓
We progressed our other programs, including the Phase 3 SAPPHIRE study evaluating sitravatinib plus nivolumab (OPDIVO®(1)); we anticipate sharing topline final overall survival results in the second quarter of 2023; we are advancing MRTX1719, our MTA cooperative PRMT5 precision medicine for patients with MTAP-deletions and MRTX0902, our SOS1 inhibitor, into clinical trials; and we filed an Investigational New Drug application for MRTX1133, our KRASG12D inhibitor, and initiated its Phase 1/2 clinical study in the first quarter of 2023.

✓
We announced the hiring and appointment of Alan Sandler, M.D., as Chief Medical Officer and the planned retirement of Charles Baum, M.D., Ph.D., President, Founder and Head of Research and Development in the second quarter of 2023. Dr. Baum will remain on the Mirati board of directors.

✓	We announced the hiring and appointment of Laurie Stelzer as Chief Financial Officer.

✓	We ended 2022 with approximately $1.1 billion in cash, cash equivalents and short-term investments, which is expected to give us a cash runway into 2025.

(1)OPDIVO® and the related logo are registered trademarks of Bristol-Myers Squibb Company.

2022 CEO Compensation

Our CEO David Meek’s 2022 total compensation, as reported in our Summary Compensation Table, represented a decrease of more than 40% from his total reported compensation for 2021, which had reflected special new hire equity awards. Total target cash compensation (consisting of base salary and target bonus) for Mr. Meek in 2022 was $1,238,160, which reflected a base salary increase of 3.5% (increasing from $725,000 to $750,400) and no change to target bonus percentage from 2021. The actual bonus Mr. Meek earned for 2022 was $438,985 which represents 90% of the annual target bonus opportunity. While we achieved 107.5% of the corporate performance bonus goals established for our annual bonus program, the Compensation Committee used its discretion to reduce bonus payout to 90% of target based on overall stock price performance for the 12-month period ending December 31, 2022.

Mr. Meek also received long-term incentive awards in 2022. In January, he was granted an annual equity award with a grant date fair value of $8.5 million, delivered as a combination of stock options and time-based vesting restricted stock units (“RSUs”). In July 2022, he was also granted performance-based vesting RSUs (“PSUs”) with a grant date value of $1.8 million. The PSUs are eligible to vest if we meet and maintain rigorous stock price goals that, if met, would create significant value for our shareholders. More details regarding the terms of the equity granted to Mr. Meek in 2022, are included in the sections below.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy has two overarching objectives: (i) to deliver compensation that attracts, motivates and retains talented individuals who possess the skills and experience necessary to drive the achievement of our strategic objectives and (ii) to reward executives commensurate with shareholder value creation. Our compensation program is designed to align the short- and long-term interests of our executive officers with those of our shareholders by incorporating a competitive mix of cash and equity compensation with a significant portion of total annual compensation being “at risk” based on individual and overall Company performance as measured largely against preset short- and long-term strategic and financial objectives and our stock performance.

(1)Includes Dr. Sandler and Ms. Stelzer new hire grants.

In assessing the competitiveness of our compensation program, we reference both our peer companies and broader market compensation data obtained from a third-party compensation consultant and make adjustments, either up or down, to reflect a variety of considerations, including individual performance, scope of responsibilities, criticality of position, retention considerations and internal equity considerations. When determining the competitiveness of our pay practices, we look at the entirety of the pay and benefit package. This total compensation package is designed to be competitive based on industry trends, focused on results, and fair and flexible.

What We Do
✓	Stock ownership guidelines

✓	Independent compensation consultant

✓	Heavily weight our NEO compensation toward “at risk” performance-based compensation

✓	Annual risk assessment

✓	Compensation recovery/clawback

✓	Multiple metrics across short-term and long-term incentive programs

✓	Conduct annual Say-on-Pay vote

✓	Cap annual bonus plan payout

What We Do Not Do
✗	No hedging or pledging in company securities

✗	No backdating or repricing of stock options; no discounted stock options

✗	No pension or nonqualified deferred compensation

✗	No excessive perquisites to our executive officers

✗	No tax gross ups on severance or change in control benefits

✗	No guaranteed bonuses or base salary increases

The primary elements of our executive compensation program are base salary, short-term cash incentives and long-term equity incentives.

Compensation Element		Key Features
Cash

Base Salary	●	Provides a fixed amount of cash compensation based on individual performance, job scope, experience, and competitive market for talent

Performance-based

Annual Cash Incentive	●	Motivates and rewards fiscal year contribution to company performance against goals and objectives

Long-term Incentives (LTI)	●	Time-based Stock Options and RSU awards based on overall corporate and individual performance and expected contribution

	●	PSU awards based on rigorous performance goals relating to business milestones and/or share performance

	●	Aligns compensation with the creation of sustainable shareholder value and achievement of key milestones

	●	Increases executive stock ownership

	●	Serves as a key retention device

Advisory Vote on Say-on-Pay

Each year our shareholders have an opportunity to cast an advisory vote on our executive compensation program and specifically the compensation our NEOs received in the prior year through the ‘say-on-pay’ proposal. At the most recent shareholder meeting, approximately 85% of shares cast were in favor of the proposal. The Compensation Committee appreciates this support and believes it reflects support for our efforts to appropriately structure executive compensation to align with performance as well as with shareholder interests. Our Compensation Committee considered the say-on-pay vote and determined not to make significant changes to our executive compensation policies, including our continued effort to increase the emphasis on performance-based compensation in our executive compensation program, by granting PSUs to key executive officers in 2022. We value the opinions of our shareholders, and we will continue to consider the results of these shareholder votes, along with other forms of shareholder input and feedback, when structuring executive pay in the future.

Determining Compensation

Compensation Committee

The Compensation Committee oversees and administers the overall compensation strategies and policies of the Company and establishes corporate performance goals of the CEO and other executive officers, including but not limited to the other NEOs. The Compensation Committee ensures that our compensation programs are consistent with the objectives of attracting and retaining highly qualified executives, tying pay to Company strategy and performance, and aligning executives’ incentives with long-term shareholder interests. The Compensation Committee’s responsibilities include administering the annual and long-term equity grants, and other purchase plans and reviewing and approving the annual report on executive compensation. The Compensation Committee is responsible for reviewing and approving cash and equity incentives payable to executives and has the authority to grant equity awards to all participants under the Company’s equity plans, and to determine all terms and conditions of such awards. In addition, the Compensation Committee also determines compensation for the non-employee directors. In exercising these duties, the Compensation Committee holds meetings quarterly or with greater frequency, as it deems necessary.

Chief Executive Officer and Management

Mr. Meek and other members of management regularly attend the Compensation Committee meetings to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. Neither Mr. Meek nor any other member of management is present during deliberations specifically related to their own compensation. Annually, Mr. Meek and other members of management develop corporate goals and performance targets based on the key value drivers for the Company, which are reviewed and recommended to the Compensation Committee for approval.

Compensation Consultants

The Compensation Committee retains the services of independent, external executive compensation consultants. During 2022, the Committee enlisted the services of Aon Human Capital Solutions (“Aon”) early in the year, and replaced them with Alpine Rewards (“Alpine”) to advise on a variety of executive compensation matters and to conduct an evaluation of current market practices to compare to our current practices including:

•Development of a peer group to be used in the evaluation of 2022 executive compensation decisions.

•Market analysis of executive officer compensation relative to our peer group.

•Market analysis of long-term incentive compensation of our executive officers compared to our peer group data and industry data for the purposes of determining long-term equity incentive targets.

•Market analysis and recommendations for non-employee director compensation.

The Compensation Committee annually evaluates each compensation consultant’s independence and performance under the applicable SEC and Nasdaq listing standards. The Compensation Committee believes that working with independent compensation consultants furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals.

Consideration of Compensation Risk

On an annual basis, the Compensation Committee conducts a thorough risk assessment of the Company’s compensation programs and practices to analyze whether they encourage employees to take excessive or inappropriate risks. In 2022, Aon provided a detailed review of the Company’s compensation program and associated risks. The assessment focused on the following areas of the Company’s practices and policies: philosophy and peer group development, total direct compensation and comparison to market data (level of pay and approach to setting pay), incentive plan risk, equity plan risk, change-in-control policies, plan re-evaluation to ensure business alignment and investor risk and other policies. After completing this review, the Compensation Committee concluded the Company’s compensation programs are, on balance, consistent with market practice and do not present material risks to the Company.

Use of Peer Group Data

The Compensation Committee maintains a peer group of companies for the purpose of assessing the overall competitiveness of our executive compensation program relative to those companies with which we compete directly for executive talent. The peer group is reviewed annually, and adjustments are made to account for changes in both our business and the business of the peer group companies. The Compensation Committee consulted with Aon to develop the peer group of companies that forms the basis for comparing our executive compensation program to the market for purposes of assisting the Compensation Committee in determining compensation levels for 2022. We relied on the following specific criteria to determine which companies to include in the peer group: U.S.-based, publicly-traded biopharmaceutical companies, with a focus on those with Phase 3 clinical trials, New Drug Application submissions, or emerging commercial companies; market capitalization (between $4.0 billion and $20 billion); revenues below $500 million; research and development expense greater than $100 million; less than 750 employees; and a focus on companies operating in biopharma hubs, like Boston, Massachusetts and San Francisco Bay Area of California, which have unique compensation practices due to the supply and demand challenges for talent in those regions. For 2022 executive compensation comparisons, the Company’s peer group consisted of 19 companies, as listed below:

ACADIA Pharmaceuticals	Acceleron Pharma
Agios Pharmaceuticals	Amicus Therapeutics
Arena Pharmaceuticals	Argenx SE
Arrowhead Pharmaceuticals	Biohaven Pharmaceutical
Blueprint Medicines	BridgeBio Pharmaceuticals
CRISPR Therapeutics	Denali Therapeutics
Fate Therapeutics	Intellia Therapeutics
Iovance Biotherapeutics	Nektar Therapeutics
NovoCure	Reata Pharmaceuticals
Vir Biotechnology

Elements of Our Executive Compensation Program
Base Salary

The Compensation Committee believes it is important to provide a strong base salary to our executives particularly because it is the only fixed compensation that we provide to our executives who are working in a highly volatile and extremely competitive industry. Base salaries for our executives are determined in consideration of several factors including the individual value that each executive officer brings to us through experience and past and expected future contributions to our success and the scope and impact of their role relative to other members of our executive team. Base salaries for our executive officers are reviewed at least annually and compared to those of the executives in our peer group to determine whether an adjustment is warranted or required.

In December 2021, the Compensation Committee took the following into consideration in approving each of the NEO base salaries for 2022: compensation analysis performed by Aon, based upon the Company’s 2022 peer group, scope of responsibilities, skill set, prior experience, executive’s tenure in his/her position, recommendations of the CEO and general market conditions. The Compensation Committee determined it was appropriate to increase each then serving NEO’s base salary by 3.5%. The Compensation Committee determined the 2022 base salary for Ms. Stelzer and Dr. Sandler in connection with their commencement of employment in May and November, respectively. The Compensation Committee set each of Ms. Stelzer’s and Dr. Sandler’s base salary at the amount they considered, based on their subjective assessment, taking into consideration various factors, including market data provided by Aon, each executive’s skills and experience and internal pay equity with our other executive officers.

2022 base salaries for our NEOs were as follows and effective for the portion of 2022 during which the NEO was employed with us:

Name	2022 Base Salary ($)	2021 Base Salary ($)	% Change
David Meek	750,400	725,000	3.5%
Charles M. Baum, M.D., Ph.D.	685,400	662,200	3.5%
James Christensen, Ph.D.	533,000	515,000	3.5%
Alan Sandler, M.D. (1)	575,000	n/a	n/a
Laurie Stelzer (2)	530,000	n/a	n/a
Vickie Reed (3)	399,800	386,250	3.5%

(1)Dr. Sandler’s base salary was effective upon his commencement of employment with us on November 7, 2022.
(2)Ms. Stelzer’s base salary was effective upon her commencement of employment with us on May 16, 2022.
(3)Ms. Reed’s employment with the Company terminated in July 2022.

Annual Performance Bonus

Our executive compensation program includes an annual cash bonus opportunity expressed as a percent of base pay. The amount that an executive actually receives is based upon the achievement of corporate goals, which are approved by the Compensation Committee in the beginning of the year and measured based on preapproved performance targets. The Compensation Committee has full discretion to determine final payout amounts based on overall individual and company performance during the year.

In December 2021, the Compensation Committee reviewed each of our then-serving NEOs annual target bonus opportunities and determined each target remained appropriate to continue to provide meaningful incentive to achieve our short-term performance goals and competitive with peer group levels. The Compensation Committee determined a target bonus opportunity for Ms. Stelzer and Dr. Sandler in connection with each executive’s commencement of employment in May and November, respectively. The Compensation Committee determined a target bonus opportunity of 45% for each of Ms. Stelzer and Dr. Sandler, was appropriate, considering a number of factors, including market data and the target bonus opportunities of our other executive officers. Dr. Sandler was not eligible for a bonus opportunity in 2022 as a result of his commencement of employment after October 1, 2022.

2022 Corporate Goals and Determination of Actual Bonus Amounts

Annual corporate goals are established by the Board of Directors and reviewed and approved by the Compensation Committee at the beginning of each year. When establishing corporate goals, the Board of Directors and Compensation Committee considers the likelihood of success of each specific goal and includes a minimum and maximum achievement level, which considers the degree of challenge associated with each goal as well as the expected impact on shareholder value. At the end of the year, the Compensation Committee approves the extent to which corporate goals were achieved and the resulting amount of bonus payable to our executive officers.

The 2022 corporate goals consisted of 21 metrics organized within four main categories that align to our key value drivers. Each category has a weighting, a target, or “base score,” and a stretch goal or “exceeds score.” The maximum bonus payout allowable under the 2022 bonus plan is 150% of target bonus for each NEO. For 2022, our corporate goals primarily focused on the advancement of our clinical programs, preclinical and early discovery programs, and ensuring organizational and corporate readiness. The Compensation Committee determined corporate performance relative to pre-established objectives as follows:

Category	# Metrics	Weight (%)	Base Score (%)	Exceeds Score (%)	Total Goal Attainment (%)
Continue Development of Adagrasib	10	70	55	12.5	67.5
Progress Sitravatinib Development	2	10	5	—	5
Further Pipeline Development	4	15	5	20	25
Advance other corporate value drive objectives	5	5	5	5	10
Totals	21	100	70	37.5	107.5

The overall achievement of our corporate objectives was 107.5% of target, as reflected in the table above. However, the Compensation Committee and Board of Directors approved a bonus payout of 90% of target for each of our eligible NEOs despite the above target performance achievement relative to our corporate goals, advancements in late-stage clinical programs, and FDA approval of KRAZATI®. The Compensation Committee and the Board of Directors determined that a bonus payment equivalent to our corporate goal achievement was not appropriate, given our total shareholder return for 2022. The Compensation Committee felt a reduction to 90% of target payout struck the appropriate balance between rewarding our executives for the significant achievements and execution of company objectives yet acknowledging our negative stock price performance for the year. As a result, the eligible NEOs earned the following bonus amounts for 2022:

Name	2022 Bonus Target (% of Base Salary)	Target Award ($)	Actual Award ($)	% of Target Award
David Meek	65%	487,760	438,985	90%
Charles M. Baum, M.D., Ph.D.	60%	411,240	370,120	90%
James Christensen, Ph.D.	45%	239,850	215,865	90%
Alan Sandler, M.D. (1)	n/a	n/a	n/a	n/a
Laurie Stelzer (2)	45%	159,000	143,100	90%
Vickie Reed (3)	40%	159,920	n/a	n/a

(1)Dr. Sandler was ineligible for a 2022 bonus payment based on his November start date.
(2)Ms. Stelzer’s 2022 bonus is prorated based on her May start date.
(3)Ms. Reed’s employment with the Company terminated in July 2022.

2022 Long-term Incentive Equity Awards

Annually, we grant equity awards to our NEOs in the form of stock options and time-based RSU awards. In 2021, we introduced performance vesting RSUs or PSUs to our NEOs as part of our executive compensation package. We believe the combination of stock options, RSUs, and PSUs properly motivate our NEOs in a manner that aligns their interests with our long-term strategic direction and the interests of our shareholders. In particular, the addition of PSUs strengthens the link to the Company’s long-term performance, and closely aligns the interests of our NEOs with those of our shareholders because the value of the grants is directly tied to performance goal attainment.

In January 2022, the Compensation Committee granted annual equity awards to each of our NEOs (other than Ms. Stelzer and Dr. Sandler who had not commenced service with us), consisting of 50% stock options and 50% RSUs, equally weighted. The RSUs and stock options vest over a four-year period, subject to the NEO’s continued service with us. The stock options have exercise prices equal to the closing price of our stock on the date of grant. The time-based vesting schedule is intended to facilitate employee retention and to align the long-term interests of the NEOs to those of shareholders.

In July 2022, the Compensation Committee granted market-based PSUs to Mr. Meek, Dr. Christensen and Ms. Stelzer. The PSUs granted to our NEOs in July 2022 are eligible to vest based on attainment of specific market-performance criteria measured over the two-year period following the grant date such that in order for the NEOs to earn the entirety of the award, the average closing price of the Company’s common stock during any continuous 30-day period within the two-year performance period must exceed two stock price thresholds: $100.00 and $125.00 per share.

The following table sets forth the number of shares underlying each of the 2022 equity award grants as well as the grant date fair value that is reported under ASC 718 as reflected in our Summary Compensation Table.

	Stock Options			RSUs			PSUs (target)
Name	(#)		($)	(#)		($)	(#)		($)
David Meek	56,433		4,233,427	34,057		4,233,626	50,900	(3)	1,810,259
Charles M. Baum, M.D., Ph.D.	42,325		3,175,085	25,543		3,175,250	—		—
James Christensen, Ph.D.	17,821		1,336,869	10,755		1,336,954	16,050	(3)	570,818
Alan Sandler, M.D.	65,000	(1)	2,308,404	40,000	(1)	2,396,800	—		—
Laurie Stelzer	91,164	(2)	2,308,310	57,798	(2)	2,307,874	16,050	(3)	570,818
Vickie Reed (4)	8,910		668,396	5,377		668,415	—		—

(1)Dr. Sandler joined the Company in November 2022, and the stock option award and RSU award represent his new hire grant.
(2)Ms. Stelzer joined the Company in May 2022, and the stock option award and RSU award represent her new hire grant.
(3)Mr. Meek, Dr. Christensen and Ms. Stelzer received a PSU grant in July 2022 relating to the achievement of certain market conditions of Mirati’s common stock within a two-year performance period. 50% of the award will vest when and if the average closing price of Mirati’s common stock during any continuous 30-day period within the two-year performance period (the “30-Day Average Closing Price”) exceeds $100.00 per share. The remaining 50% will vest when and if the 30-Day Average Closing Price exceeds $125.00 per share. If either or both market condition(s) is (are) met within one year of the grant date, vesting shall occur on the one-year anniversary of the award’s grant date. The number of shares shown represents 100% of target value for goal achievement which is the maximum potential achievement and payout possible. The grant date fair value amount shown reflects the value, based on the probable and maximum outcome of the performance goals, as of the grant date as determined under ASC 718.
(4)Ms. Reed’s employment with the Company terminated in July 2022; as a result, Ms. Reed forfeited her 2022 equity awards reflected in the table above to the extent unvested as of her termination date (after applying the limited vesting acceleration set forth in her separation agreement with the Company).

The Compensation Committee determines the appropriate equity award value by considering how the value of equity awards will impact each NEO’s total direct compensation as well as the balance between annual and long-term compensation, fixed and at-risk compensation, the Company’s strategic and operational objectives, the responsibilities and performance of the NEOs, internal equity, the grants made by companies in our compensation peer group and other factors the Compensation Committee deems relevant. For 2022, the equity award value granted to our NEOs was set to constitute the majority of their total target compensation because of our emphasis on granting variable at-risk compensation that is tied to our performance and creating value for our shareholders. The size of the equity awards granted in 2022 was determined by the Compensation Committee based on availability of shares in our equity pool, performance of the individual NEO, current individual equity holdings and overall compensation opportunities.

The 2022 new hire awards granted to Ms. Stelzer and Dr. Sandler in connection with their commencement of employment with us in May and November 2022, respectively, was set at a level the Compensation Committee determined was necessary and appropriate to provide a competitive offer of employment relative to each of their backgrounds and experience, as well as in consideration of compensation awarded to similar executives at our peer companies at the time, based on market compensation evaluations provided by Aon. The initial long-term incentive awards granted to Ms. Stelzer and Dr. Sandler were delivered in the form of stock options and RSUs. The Compensation Committee subsequently granted Ms. Stelzer a PSU award in July 2022, along with the other NEOs, to further align her interests with the Company’s stock-price performance over the long-term.

Additional Policies and Practices

Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, directors and executive officers, as well as certain other employees, are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to the Company’s stock. In addition, no employee, officer, director, agent or immediate family members may trade in the Company’s stock while in the possession of inside information, and executive officers, directors and certain other employees may only trade in the Company’s stock during company-specified window periods, such as after the release of earnings data for two full trading days. As of the date of this proxy statement, no shares of Company common stock were pledged by any director or executive officer.

Stock Ownership Guidelines

In March 2022 the Compensation Committee revised the previously adopted stock ownership guidelines for our executive officers and Board of Directors and adopted a formal stock ownership policy which requires that our CEO, Executive Officers and members of the Board of Directors must own a total value of stock equal to a multiple of annual base salary, or cash retainer for Directors. The value of their ownership is calculated based on the number of shares of Company common stock they own outright, plus the value of unvested RSUs. Unvested stock options and PSUs are not considered for purposes of measuring progress toward attainment of ownership guidelines. The executive officers and Directors are required to comply with the stock ownership guidelines within five years of the effective date of the initial adoption of the policy, or the date they assume the role of executive officer or director and become covered under the policy.

In order to ensure progress is made toward achieving the ownership guidelines, the policy includes share retention guidelines such that any executive officer or Director who has not met their guideline must retain at least (i) 50% of net after-tax shares resulting from restricted stock/unit vesting, and (ii) 50% of the underlying gain (not including shares sold to pay the exercise price or tax withholding) of shares of common stock received upon the exercise of a stock option, in each case until the stock ownership guideline has been achieved. Each of our executive officers and the Board of Directors are all currently in compliance with the policy.

Name	Guideline
David Meek	3X Base
Charles M. Baum, M.D., Ph.D.	2X Base
James Christensen, Ph.D.	2X Base
Alan Sandler, M.D.	2X Base
Laurie Stelzer	2X Base
Board of Directors	3X Cash Retainer

Benefits Programs

Our employee benefit plans, including our medical, dental, group life and disability insurance plans are designed to provide a competitive level of benefits to our employees generally, including our NEOs and their families. For our retirement program, we sponsor 401(k) plan for our employees. It is a retirement savings defined contribution plan established in accordance with Section 401 of the Internal Revenue Code that provides our employees with the opportunity to defer their eligible compensation on a pre-tax basis, up to statutorily prescribed annual limits and to have this amount contributed to the 401(k) plan. In 2022, we provided a matching contribution equal to 100% of the employee’s elective contributions up to 5% of eligible compensation.

We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our NEOs are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other United States full-time employees.

Severance and Change in Control Arrangements

All of our NEOs’ employment agreements entitle the executives to certain severance benefits. The benefits provide cash severance, target bonus payments and equity acceleration in the event of involuntary/qualifying termination of employment without cause, or for a designated good reason. The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs in further detail.

We believe these severance benefits are consistent with those provided by our peer group and are an essential element of our overall executive compensation package due to the competitive market for executive talent in our industry. The

Compensation Committee believes that the severance benefits are an important element of the NEOs’ retention and motivation and that the benefits of such severance rights agreements, including generally requiring a release of claims against us as a condition to receiving any severance benefits, are in our best interests. Enhanced severance benefits are provided for a qualifying termination that occurs in connection with a change-in-control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change-in-control transactions that may be in the best interests of our shareholders.

The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs in further detail and that were payable to Ms. Reed as a result of her termination during 2022.

Accounting and Tax Considerations

We account for share-based awards exchanged for employee services in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation - Stock Compensation (“ASC Topic 718”). Assumptions used in the calculation of these awards are included in Note 12 - “Share-Based Compensation” in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the NEOs in a manner consistent with the goals of our executive compensation program and the best interests of us and our shareholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.

Compensation Recovery (“Clawback”) Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Principal Executive Officer and Principal Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, in April 2021, we adopted an Incentive Compensation Recoupment Policy that applies to all NEOs, and which provides for the recovery of compensation received by NEOs in connection with a material restatement in our financial statement disclosures. Finally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recovery “clawback” policy to comply with the final rules adopted by the SEC and final Nasdaq listing standards, once effective.

Report of the Compensation Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Bruce L.A. Carter, Ph.D., Chair
Maya Martinez-Davis
Shalini Sharp

SUMMARY COMPENSATION TABLE
The following table shows for the fiscal years ended December 31, 2022, 2021 and 2020, compensation awarded to, paid to, or earned by, the Named Executive Officers. Dr. Sandler and Ms. Stelzer joined the Company during 2022 and Mr. Meek joined the Company during 2021. Ms. Reed became an NEO during 2021, and her employment with the Company terminated in July 2022. As such, these Named Executive Officers’ compensation is only shown for the years, or portion of the year, for which they were an NEO for the Company.

Name and Principal Position	Year	Salary ($)	Option awards ($)(1)	RSU awards ($)(1)	PSU awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
David Meek	2022	749,423	4,233,427	4,233,626	1,810,259	438,985	471,651	11,937,371
Chief Executive Officer	2021	181,250	15,070,897	—	4,676,454	172,792	76,737	20,178,130

Charles M. Baum, M.D., Ph.D.	2022	684,508	3,175,085	3,175,250	—	370,120	15,250	7,420,213
President, Founder, Head of R&D	2021	662,200	4,217,816	4,217,553	8,808,901	437,052	14,500	18,358,022
	2020	615,013	6,092,158	4,528,000	—	498,161	14,250	11,747,582

James Christensen, Ph.D.	2022	532,308	1,336,869	1,336,954	570,818	1,215,865	15,250	5,008,064
Chief Scientific Officer	2021	515,000	1,506,322	1,506,223	7,751,826	254,925	14,500	11,548,796
	2020	500,000	2,379,745	2,273,750	1,515,000	303,750	16,301	6,988,546

Alan Sandler, M.D.	2022	88,646	2,308,404	2,396,800	—	—	—	4,793,850
Chief Medical Officer

Laurie Stelzer	2022	315,962	2,308,310	2,307,874	570,818	143,100	150,000	5,796,064
Chief Financial Officer

Vickie Reed(4)	2022	230,133	668,396	668,415	—	—	471,410	2,038,354
Former Chief Accounting Officer	2021	386,250	891,662	891,552	1,870,582	169,950	14,500	4,224,496

(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of equity awards granted during the years indicated, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 718 for Stock Compensation transactions. Assumptions used in the calculation of these amounts are included in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. With respect to the PSUs granted during 2022, the aggregate grant date fair value reflected in the table above is based on the probable and maximum outcome of the applicable performance or market conditions, as of the grant date. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, restricted stock units or performance stock units, the exercise of the stock options, or the sale of the shares of common stock underlying such stock options, restricted stock units or performance stock units.
(2)Amounts shown for 2022 represent performance bonuses earned for 2022 performance, which were paid in the first quarter of 2023. Dr. Christensen earned an additional $1.0 million cash bonus relating to his 2022 performance, which was paid in the first quarter of 2023. This bonus was in recognition of his scientific leadership and exemplary contributions toward Mirati’s success during the year.
(3)Amounts shown represent matching contributions we paid under the terms of our 401(k) plan. During 2022, Mr. Meek received $456,401 in relocation benefit and $15,250 in matching 401(k) contributions. During 2021, Mr. Meek received $76,737 in relocation benefit, which includes $19,986 in a gross up related to taxes due associated with the relocation. Ms. Stelzer received a $150,000 sign-on bonus, which was paid in May 2022. During 2022, Ms. Reed received $399,800 in severance payments, $40,922 in vacation payout and $15,438 in accrued salary payout associated with her separation from the Company, and $15,250 in matching 401(k) contributions.
(4)Ms. Reed’s employment with the Company terminated in July 2022.

Grants of Plan-Based Awards Table
    The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2022:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of RSUs Granted	All Other Option Awards: Number of Securities Underlying Options Granted	Exercise Price of Option Awards ($/Share)	Grant date Fair Value of Stock and Option Awards(3)($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Meek
Cash Bonus			365,820	487,760	731,640	—	—	—	—	—	—	—
Option Grant(4)	1/14/2022	(7)	—	—	—	—	—	—	—	56,433	124.31	4,233,427
RSU Grant(5)	1/14/2022	(7)	—	—	—	—	—	—	34,057	—	—	4,233,626
PSU Grant(6)	7/15/2022	(8)	—	—	—	—	25,450	50,900	—	—	—	1,810,259

Charles M. Baum, M.D., Ph.D.
Cash Bonus			308,430	411,240	616,860	—	—	—	—	—	—	—
Option Grant(4)	1/14/2022	(7)	—	—	—	—	—	—	—	42,325	124.31	3,175,085
RSU Grant(5)	1/14/2022	(7)	—	—	—	—	—	—	25,543	—	—	3,175,250

James Christensen, Ph.D.
Cash Bonus			179,888	239,850	359,775	—	—	—	—	—	—	—
Option Grant(4)	1/14/2022	(7)	—	—	—	—	—	—	—	17,821	124.31	1,336,869
RSU Grant(5)	1/14/2022	(7)	—	—	—	—	—	—	10,755	—	—	1,336,954
PSU Grant(6)	7/15/2022	(8)	—	—	—	—	8,025	16,050	—	—	—	570,818

Alan Sandler
Cash Bonus(10)			—	—	—	—	—	—	—	—	—	—
Option Grant(4)	11/7/2022	(9)	—	—	—	—	—	—	—	65,000	59.92	2,308,404
RSU Grant(5)	11/7/2022	(9)	—	—	—	—	—	—	40,000	—	—	2,396,800

Laurie Stelzer
Cash Bonus(11)			178,875	238,500	357,750	—	—	—	—	—	—	—
Option Grant(4)	6/1/2022	(8)	—	—	—	—	—	—	—	91,164	39.93	2,308,310
RSU Grant(5)	6/1/2022	(8)	—	—	—	—	—	—	57,798	—	—	2,307,874
PSU Grant(6)	7/15/2022	(8)	—	—	—	—	8,025	16,050	—	—	—	570,818

Vickie Reed
Cash Bonus(12)			119,940	159,920	239,880	—	—	—	—	—	—	—
Option Grant(4)	1/14/2022	(7)	—	—	—	—	—	—	—	8,910	124.31	668,396
RSU Grant(5)	1/14/2022	(7)	—	—	—	—	—	—	5,377	—	—	668,415

(1)The target amounts reflect the dollar amount of each Named Executive Officer’s target annual performance-based bonus for 2022, each of which represented a percentage of such Named Executive Officer’s 2022 annual base salary as specified under the Named Executive Officer’s employment agreement, as subsequently increased by the Compensation Committee, if applicable. Threshold amounts reflect the dollar amount that would be payable if each performance goal were achieved at the threshold (i.e., 75%) level and maximum amounts reflect the dollar amount that would be payable if each performance goal were achieved at or above maximum (i.e., 150%) level.
(2)The amounts shown in this column represent the potential future payout for equity awards granted with certain market-based performance metrics. Refer to footnote 4 below for explanation of vesting terms.
(3)This column represents the aggregate grant date fair value of equity awards granted in 2022 and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the fair value of the stock option and restricted stock units can be found under Note 12 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022.
(4)Option grants vest over four years with twenty five percent of the shares subject to the option vesting on the first anniversary of the grant date and one forty-eighth of the shares subject to the option vesting in each of the thirty-six months following the anniversary of the grant date. Options granted have a 10-year maximum term.
(5)For RSUs, vesting will occur over a four-year period, with 25% vesting on each of the first four anniversaries of the date of the grant.
(6)Mr. Meek, Dr. Christensen and Ms. Stelzer received a PSU grant in July 2022 relating to the achievement of certain market conditions of Mirati’s common stock within a two-year performance period. 50% of the award will vest when and if the average closing price of Mirati’s common stock during any continuous 30-day period within the two-year performance period (the “30-Day Average Closing Price”) exceeds $100.00 per share. The remaining 50% will vest when and if the 30-Day Average Closing Price exceeds $125.00 per share. If either or both market condition(s) is (are) met within one year of the grant date, vesting shall occur on the one-year anniversary of the award’s grant date. The number of shares shown represents 100% of target value for goal achievement which is the maximum potential achievement and payout possible. The grant date fair value amount shown reflects the value, based on the probable and maximum outcome of the performance goals, as of the grant date as determined under ASC 718.
(7)Grant awarded from the Mirati Therapeutics, Inc. 2013 Equity Incentive Plan.
(8)Grant awarded from the Mirati Therapeutics, Inc. 2022 Equity Incentive Plan.
(9)Grant awarded from the Mirati Therapeutics, Inc. Inducement Plan.
(10)Dr. Sandler was ineligible for a 2022 bonus payment based on his November start date.
(11)Ms. Stelzer’s 2022 bonus payment was prorated based on her May start date.
(12)Ms. Reed’s employment with the Company terminated in July 2022, and she received a severance payment in connection with her termination in lieu of a cash bonus.

Outstanding Equity Awards at December 31, 2022
The following table shows certain information regarding outstanding option awards for the Named Executive Officers as of December 31, 2022:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)(3)	Option Expiration Date
David Meek	1/14/2022	—	56,433	$124.31	1/13/2032
	9/22/2021	46,969	103,331	$167.10	9/21/2031

Charles M. Baum, M.D., Ph.D.	1/14/2022	—	42,325	$124.31	1/13/2032
	1/15/2021	14,731	16,011	$214.47	1/14/2031
	1/3/2020	58,333	21,667	$113.20	1/2/2030
	1/17/2019	166,458	3,542	$64.14	1/16/2029
	1/18/2018	178,052	—	$27.00	1/17/2028
	1/26/2017	100,273	—	$5.40	1/25/2027
	1/22/2016	111,652	—	$24.99	1/21/2026

	2/4/2015	81,458	—	$21.51	2/3/2025
	5/21/2014	69,258	—	$17.41	5/20/2024

James Christensen, Ph.D.	1/14/2022	—	17,821	$124.31	1/13/2032
	1/15/2021	5,261	5,718	$214.47	1/14/2031
	1/3/2020	22,787	8,463	$113.20	1/2/2030
	1/17/2019	58,750	1,250	$64.14	1/16/2029
	12/6/2018	30,000	—	$39.76	12/5/2028
	1/18/2018	80,000	—	$27.00	1/17/2028
	1/26/2017	21,757	—	$5.40	1/25/2027
	10/27/2016	8,747	—	$5.50	10/26/2026
	1/22/2016	40,825	—	$24.99	1/21/2026
	2/4/2015	13,750	—	$21.51	2/3/2025
	5/21/2014	12,879	—	$17.41	5/20/2024

Alan Sandler, M.D.	11/7/2022	—	65,000	$59.92	11/6/2032

Laurie Stelzer	6/1/2022	—	91,164	$39.93	5/31/2032

Vickie Reed(4)	1/14/2022	3,342	—	$124.31	8/8/2023
	1/15/2021	4,062	—	$214.47	8/8/2023
	11/2/2020	1,682	—	$216.11	8/8/2023
	1/6/2020	4,813	—	$114.33	8/8/2023
	1/3/2020	9,625	—	$113.20	8/8/2023
	12/2/2019	8,958	—	$100.78	8/8/2023
	1/17/2019	40,000	—	$64.14	8/8/2023
	1/18/2018	22,120	—	$27.00	8/8/2023
	1/26/2017	9,635	—	$5.40	8/8/2023
	10/3/2016	2,864	—	$6.45	8/8/2023
	9/12/2016	2,051	—	$5.00	8/8/2023
	7/1/2016	791	—	$5.58	8/8/2023
	1/22/2016	1,333	—	$24.99	8/8/2023
	2/4/2015	642	—	$21.51	8/8/2023
	5/21/2014	56	—	$17.41	8/8/2023

(1)To the extent options are exercised the gains, if any, will depend on the value of the shares of common stock on the date of exercise.
(2)Option grants vest over four years with twenty five percent of the shares subject to the option vesting on the first anniversary of the grant date and one forty-eighth of the shares subject to the option vesting in each of the thirty-six months following the anniversary of the grant date. Options granted have a 10-year maximum term.
(3)All of the option awards were granted with a per share exercise price equal to the closing sales price for our common stock on the Nasdaq market as of the grant date.
(4)Ms. Reed’s employment with the Company terminated July 15, 2022. Upon her termination, Ms. Reed entered into a consulting agreement that provided for vested stock options to be exercisable through August 8, 2023 (90 days following the termination date of the consulting agreement).

The following table provides information regarding stock awards held by each of the Named Executive Officers as of December 31, 2022. Ms. Reed did not have any outstanding stock awards as of December 31, 2022.

Name	Grant Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)
David Meek	7/15/2022	—		—	50,900	(6)	2,306,279
	1/14/2022	34,057	(2)	1,543,123	—		—
	12/6/2021	23,616	(3)	1,070,041	—		—

Charles M. Baum, M.D., Ph.D.	1/14/2022	25,543	(2)	1,157,353	—		—
	6/25/2021	35,745	(3)	1,619,606	—		—
	1/15/2021	14,748	(2)	668,232	—		—
	1/3/2020	20,000	(2)	906,200	—		—

James Christensen, Ph.D.	7/15/2022	—		—	16,050	(6)	727,226
	1/14/2022	10,755	(2)	487,309	—		—
	6/25/2021	14,362	(4)	650,742	—		—
	6/25/2021	19,149	(5)	867,641	—		—
	1/15/2021	5,267	(2)	238,648	—		—
	5/21/2020	2,500	(2)	113,275	—		—
	1/3/2020	7,812	(2)	353,962	—		—

Alan Sandler, M.D.	11/7/2022	40,000	(2)	1,812,400	—		—

Laurie Stelzer	7/15/2022	—		—	16,050	(6)	727,226
	6/1/2022	57,798	(2)	2,618,827	—		—

(1)The market value of unvested equity awards as of December 31, 2022 is calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on December 31, 2022, which was $45.31.
(2)For RSUs, vesting will occur over a four-year period, with 25% vesting on each of the first four anniversaries of the date of the grant.
(3)Mr. Meek and Dr. Baum received a PSU grant relating to a performance goal of NDA approval for adagrasib (“Adagrasib PSU”). The performance goal for the Adagrasib PSU was met on December 12, 2022, in which 1/3 of the award vested one week following the goal achievement date, and 1/3 will vest annually over the next two years on the anniversary of the goal achievement date.
(4)Dr. Christensen received a PSU grant in June 2021 relating to a performance goal of IND submission and acceptance for the PRMT5 program (“June 2021 PRMT5 PSU”). The performance goal for the June 2021 PRMT5 PSU was met on December 16, 2021, in which 25% of the award vested on December 16, 2022, the one-year anniversary of the goal achievement date, and 25% will vest annually over the next three years.
(5)Dr. Christensen received a PSU grant in June 2021 relating to a performance goal of IND submission and acceptance for the SOS1 program (“June 2021 SOS1 PSU”). The performance goal for the SOS1 PSU was met on August 17, 2022, in which 25% of the award will vest on August 17, 2023, the one-year anniversary of the goal achievement date, and 25% will vest annually over the next three years.

(6)Mr. Meek, Dr. Christensen and Ms. Stelzer received a PSU grant in July 2022 relating to the achievement of certain market conditions of Mirati’s common stock within a two-year performance period. 50% of the award will vest when and if the average closing price of Mirati’s common stock during any continuous 30-day period within the two-year performance period (the “30-Day Average Closing Price”) exceeds $100.00 per share. The remaining 50% will vest when and if the 30-Day Average Closing Price exceeds $125.00 per share. If either or both market condition(s) is (are) met within one year of the grant date, vesting shall occur on the one-year anniversary of the award’s grant date. The number of shares shown represents 100% of target value for goal achievement which is the maximum potential achievement and payout possible.

Option Exercises and Stock Awards Vested
The following table provides information regarding the number of shares of common stock acquired and value realized pursuant to the exercise of stock options and stock awards vested during 2022 by each of the Named Executive Officers. Dr. Sandler and Ms. Stelzer had no option exercises and did not vest as to any shares underlying outstanding stock awards during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Meek	—	—	11,809	489,247
Charles M. Baum, M.D., Ph.D.	72,959	6,049,346	32,790	2,861,411
James Christensen, Ph.D.	—	—	15,127	1,409,636
Vickie Reed(3)	—	—	7,549	698,005

(1)The value realized on exercise is equal to the difference between the option exercise price and the market price of our common stock on the date of exercise, multiplied by the number of shares subject to the option, regardless of whether the individual actually sold any of the shares received upon exercise or the amount received in connection with any such sale, and without taking into account any taxes that may be payable in connection with the transaction.
(2)Value realized is equal to the closing price of our common stock on the date of vesting, multiplied by the total number of stock awards vested (irrespective of the effect of withholding taxes).
(3)Ms. Reed’s employment with the Company terminated July 15, 2022.

Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of our Named Executive Officers, as further described below. The employment agreements provide that: (1) the officer will receive a base salary; (2) the officer will be eligible to receive an annual performance-based bonus; and (3) the officer will be eligible to receive grants of equity awards which will be reviewed annually in accordance with our policies and will be eligible to participate in our fringe benefit programs. The employment agreements have an indefinite term.
Furthermore, the employment agreements provide for, among other things, specific non-competition and non-solicitation covenants, which remain in effect for one year following termination, as well as a confidentiality covenant which remains in effect indefinitely or until the confidential information is publicly disclosed. In addition, there are covenants stipulating that any intellectual property developed in the course of their employment is our property.
Mr. Meek
We entered into a letter agreement with Mr. Meek in September 2021, which provides for:
•an initial annual base salary of $725,000;
•an annual non-equity incentive plan bonus target of 65% of his annual base salary;
•a relocation assistance payment up to $300,000;
•an initial stock option award with a grant date fair value equal to $15,000,000, which he received on September 22, 2021; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.

Mr. Meek’s employment is at will and may be terminated at any time by either us or Mr. Meek. Mr. Meek is entitled to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.
Dr. Baum
We entered into an amended and restated employment agreement with Dr. Baum in July 2013, which provides for:
•an initial annual base salary of $500,000;
•an annual non-equity incentive plan bonus target of 50% of his annual base salary;
•the remainder of the initial equity component of his compensation of an aggregate of 398,000 shares, representing options to purchase 207,240 shares which he received on July 17, 2013; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Baum’s employment is at will and may be terminated at any time by either us or Dr. Baum. Dr. Baum is entitled to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.
Dr. Christensen
We entered into a letter agreement with Dr. Christensen in May 2013, which provides for:
•an initial annual base salary of $270,000;
•a signing bonus of $75,000;
•a non-equity incentive plan bonus target of 30% of his annual base salary;
•an initial stock option award to purchase 30,000 shares which he received on July 17, 2013; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Christensen’s employment is at will and may be terminated at any time by either us or Dr. Christensen. Dr. Christensen is entitled to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.
Dr. Sandler
We entered into a letter agreement with Dr. Sandler in August 2022, which provides for:
•an initial annual base salary of $575,000;
•a non-equity incentive plan bonus target of 45% of his annual base salary;
•an initial stock option award to purchase 65,000 shares, and an initial RSU award 40,000 RSUs, both of which he received on November 7, 2022; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Sandler’s employment is at will and may be terminated at any time by either us or Dr. Sandler. Dr. Sandler is entitled to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.
Ms. Stelzer
We entered into a letter agreement with Ms. Stelzer in April 2022, which provides for:
•an initial annual base salary of $530,000;
•a non-equity incentive plan bonus target of 45% of her annual base salary;
•an initial stock option award with a grant date fair value equal to $3,250,000, and an initial RSU award with a grant date fair value equal to $3,250,000, both of which she received on June 1, 2022;
•a one-time sign-on bonus payment of $150,000; and

•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Ms. Stelzer’s employment is at will and may be terminated at any time by either us or Ms. Stelzer. Ms. Stelzer is entitled to receive termination benefits as described in the “Potential Payments Upon Termination or Change of Control” below.
Ms. Reed
We entered into an amended and restated employment agreement with Ms. Reed in January 2020, which provides for:
•an initial annual base salary of $352,900;
•a non-equity incentive plan bonus target of 40% of her annual base salary;
•an initial stock option award to purchase 16,500 shares, and an initial RSU award of 8,250 shares, which she received on January 6, 2020; and
•participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Ms. Reed’s employment was at will and may have been terminated at any time by either us or Ms. Reed. In connection with Ms. Reed’s termination of employment with the Company in July 2022, we entered into a separation and release agreement with Ms. Reed that provided for the severance benefits set forth in her amended and restated employment agreement.
Potential Payments Upon Termination or Change of Control

In September 2022, we adopted the Executive Severance Plan, that provides certain of our employees, including our currently employed Named Executive Officers, with severance benefits in the event of a termination without cause, or in the case of resignation for good reason, in each cash not in connection with a change in control. Under this Plan, we will provide:

•any earned and accrued base salary, vacation pay, and other payments and benefits earned and payable by law;
•with respect to Mr. Meek and Dr. Baum, 24 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to 2 times their target annual bonus for the year in which involuntary termination occurs;
•with respect to Dr. Christensen, Dr. Sandler and Ms. Stelzer, 18 months of base salary, payable in a lump sum;
•accelerated vesting of all equity awards that otherwise would have vested in the 24 months following termination for Mr. Meek and Dr. Baum, and 18 months following termination for Dr. Christensen, Dr. Sandler and Ms. Stelzer; and
•payment of COBRA group health insurance premiums for up to 24 months for Mr. Meek and Dr. Baum, and 18 months for Dr. Christensen, Dr. Sandler and Ms. Stelzer.

In the event of a termination without cause or resignation for good reason in connection with a change of control. The following benefits are provided:

•any earned and accrued base salary and vacation pay, and other payments and benefits earned and payable by law;
•with respect to Mr. Meek and Dr. Baum, 24 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to 2 times their target annual bonus for the year in which involuntary termination occurs;
•with respect to Dr. Christensen, Dr. Sandler and Ms. Stelzer, 18 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to their 1.5 times target annual bonus for the year in which involuntary termination occurs;
•full vesting acceleration of all outstanding equity awards;
•payment of COBRA group health insurance premiums for up to 24 months for Mr. Meek and Dr. Baum, and 18 months for Dr. Christensen, Dr. Sandler and Ms. Stelzer.

Prior to her termination of employment with us in July 2022, under her January 2020 amended and restated employment agreement, Ms. Reed was eligible for the same severance benefits described above for Dr. Christensen, Dr. Sandler and Ms. Stelzer that were payable in the event of a termination without cause or a resignation for good reason, in each case not in connection with a change in control, except that Ms. Reed was eligible for 12 months (instead of 18 months) of base salary, accelerated equity awards vesting and COBRA premiums. In connection with Ms. Reed’s termination of employment with the Company in July 2022, we entered into a separation and release agreement with Ms. Reed that provided for the severance benefits set forth in her amended and restated employment agreement. Upon her termination, Ms. Reed entered into a consulting agreement with us where she will continue to provide consulting services and during such time her vested stock options will remain exercisable, including through the 90 day period following termination of her consulting agreement (which date is expected to be August 8, 2023).

The following tables set forth the potential severance benefits payable to our NEOs under certain circumstances, assuming such event occurred on December 31, 2022. Ms. Reed’s employment with the Company terminated in July 2022; as a result, the first table below reflects the payments and benefits to which Ms. Reed received as a result of such termination. Ms. Reed is not entitled to any additional change in control benefits and is not included in the second table.
Potential Payments Upon Termination Table*

Name	Severance ($)(1)	Accrued Compensation ($)(2)	Option Awards ($)(3)	RSU Awards ($)(4)	PSU Awards ($)(5)	Medical ($)(6)	Total ($)
David Meek	2,476,320	123,188	—	771,584	1,070,041	54,737	4,495,870
Charles M. Baum, M.D., Ph.D.	2,193,280	118,340	—	1,930,387	1,619,606	38,255	5,899,868
James Christensen, Ph.D.	799,500	92,250	—	870,043	433,832	41,053	2,236,678
Alan Sandler, M.D.	862,500	28,794	—	453,100	—	28,691	1,373,085
Laurie Stelzer	795,000	47,025	245,231	1,309,459	—	28,691	2,425,406
Vickie Reed	399,800	56,361	—	266,849	—	19,128	742,138
*Reflects a termination without cause, or in the case of resignation for good reason, not in connection with a change in control.
(1)For Mr. Meek and Dr. Baum, amount represents a lump sum cash payment equal to 24 months of base salary plus a lump sum cash amount equivalent to 2 times their target annual bonus for the year in which involuntary termination occurs. For Dr. Christensen, Dr. Sandler and Ms. Stelzer, amount represents a lump sum cash payment equal to 18 months of base salary. For Ms. Reed, amount represents a lump sum cash payment equal to 12 months of base salary.
(2)Accrued compensation is comprised of any earned or accrued base salary, vacation pay, and other payments and benefits earned and payable by law.
(3)The amounts in this column represent the intrinsic value of “in-the-money” unvested options as of December 31, 2022 that would vest in accordance with the Executive Severance Plan. Values were derived using the closing price of the Company’s common stock on December 31, 2022 of $45.31. The amounts shown for Ms. Reed represent the intrinsic value of “in-the-money” options as of her termination date of July 15, 2022 and include any accelerated options in accordance with her separation and release agreement. Values were derived using the closing price of the Company’s common stock on July 15, 2022 of $60.02.
(4)The amounts in this column represent the value of restricted stock units as of December 31, 2022 that would vest in accordance with the Executive Severance Plan. Values were derived using the closing price of the Company’s common stock on December 31, 2022 of $45.31. The amounts shown for Ms. Reed represent the value of restricted stock units as of her termination date of July 15, 2022 of $60.02 and include any accelerated restricted stock units in accordance with her separation and release agreement.
(5)The amounts in this column represent the value of performance stock units as of December 31, 2022 that would vest in accordance with the Executive Severance Plan. Values were derived using the closing price of the Company’s common stock on December 31, 2022 of $45.31.
(6)Medical is comprised of the cost for continued health insurance premiums for the period specified in the Executive Severance Plan.

Potential Payments Upon Change in Control Table*

Name	Severance ($)(1)	Accrued Compensation ($)(2)	Option Awards ($)(3)	RSU Awards ($)(4)	PSU Awards ($)(5)	Medical ($)(6)	Total ($)
David Meek	2,476,320	123,188	—	1,543,123	3,376,320	54,737	7,573,688
Charles M. Baum, M.D., Ph.D.	2,193,280	118,340	—	2,731,785	1,619,606	38,255	6,701,266
James Christensen, Ph.D.	1,159,275	92,250	—	1,193,194	2,245,609	41,053	4,731,381
Alan Sandler	1,250,625	28,794	—	1,812,400	—	28,691	3,120,510
Laurie Stelzer	1,152,750	47,025	490,462	2,618,827	727,226	28,691	5,064,981
*Reflects involuntary termination benefits in the event of a termination without cause or resignation for good reason in connection with a change in control.
(1)For Mr. Meek and Dr. Baum, amount represents a lump sum cash payment equal to 24 months of base salary plus a lump sum cash amount equivalent to 2 times their target annual bonus for the year in which involuntary termination occurs. For Dr. Christensen, Dr. Sandler and Ms. Stelzer, amount represents a lump sum cash payment equal to 18 months of base salary, plus 1.5 times the target bonus for the year in which involuntary termination occurs.
(2)Accrued compensation is comprised of any earned or accrued base salary, vacation pay, and other payments and benefits earned and payable by law.
(3)The amounts in this column represent the intrinsic value of “in-the-money” unvested options as of December 31, 2022 that would vest in accordance with the Executive Severance Plan. Values were derived using the closing price of the Company’s common stock on December 31, 2022 of $45.31.
(4)The amounts in this column represent the value of restricted stock units as of December 31, 2022 that would vest in accordance with the Executive Severance Plan. Values were derived using the closing price of the Company’s common stock on December 31, 2022 of $45.31.
(5)The amounts in this column represent the value of performance stock units as of December 31, 2022 that would vest in accordance with the Executive Severance Plan. Values were derived using the closing price of the Company’s common stock on December 31, 2022 of $45.31.
(6)Medical is comprised of the cost for continued health insurance premiums for the period specified in the Executive Severance Plan.

CEO Pay Ratio

Under the SEC rules adopted pursuant to the Dodd-Frank Act, we are required to disclose the ratio of the annual total compensation of our chief executive officer (“CEO”), Mr. Meek, to the median of the annual total compensation of all of our employees other than Mr. Meek (the “CEO Pay Ratio”).

The CEO Pay Ratio for fiscal year 2022 is as follows:

Annual Total Compensation
CEO	$11,937,371
Median Employee	$477,039
Ratio	25:1

The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with the SEC rule and applicable guidance. Set forth below is a description of the methodology, including any material assumptions, adjustments and estimates, the Company used to identify the median employee for purposes of the SEC rules.

We identified the median employee using our employee population on December 31, 2022 of 592 employees excluding Mr. Meek. Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee: a) annual base pay, b) annual target cash incentive opportunity, and c) the estimated grant date fair value determined in accordance with

FASB ASC Topic 718 for equity awards granted as of December 31, 2022. We then calculated the median employee’s annual target total direct compensation in the same manner that we determined Mr. Meek’s total compensation for purposes of the Summary Compensation Table disclosed above.

Because the SEC rules for identifying the median employee and calculating the CEO Pay Ratio allow companies to use different methodologies, to apply certain exemptions, and to make reasonable estimates and assumptions, the CEO Pay Ratio calculation presented above may not be comparable to the pay ratio reported by other companies.

Item 402(v) Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align NEO compensation with Company performance, refer to the “Executive Compensation—Compensation Discussion and Analysis” section above.

Required Tabular Disclosure of Pay Versus Performance

The table below presents information on the compensation of our Principal Executive Officer (“PEO”) and our other NEOs in comparison to certain performance metrics for 2022, 2021 and 2020. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in “Executive Compensation—Compensation Discussion and Analysis.”

	Summary Compensation Table Total for PEO ($)(1)		Compensation Actually Paid to PEO ($)(2)				Value of Initial Fixed $100 Investment Based on:
Year	PEO #1 $	PEO #2 $	PEO #1 $	PEO #2 $	Average Summary Compensation Table Total for non-PEO NEOs(3)(4) $	Average Compensation Actually Paid to non-PEO NEOs(3)(4) $	Total Shareholder Return (“TSR”)(5) $	Peer Group TSR(6) $	Net Loss (in thousands)(7) $	Annual TSR(8) %
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	11,937,371	—	(4,120,108)	—	5,011,309	(289,306)	35.16	111.27	(740,867)	(69.1)%
2021	20,178,130	18,358,022	14,207,292	(8,891,326)	7,604,277	(2,967,849)	113.84	124.89	(581,784)	(33.2)%
2020	—	11,747,582	—	33,922,750	4,610,957	4,868,124	170.45	125.69	(357,937)	70.5%

(1)The amounts presented in columns (b) reflect the Summary Compensation Table Total for David Meek (PEO #1) and Charles M. Baum, M.D., Ph.D. (PEO #2) for the years in which they served as PEO. For the years presented in the table, Dr. Baum was our PEO from January 2020 (and prior) to September 2021, and Mr. Meek was our PEO from September 2021 to December 2022.
(2)The amounts presented in columns (c) for CAP are computed in accordance with Item 402(v) of Regulation S-K. To determine CAP, the following adjustments were made to the “Total” column of the Summary Compensation Table for each year: (i) for equity awards granted in the applicable year, a deduction for the amount equal to the grant date fair value, which represents the total of the amounts presented in the “Option awards,” “RSU awards” and “PSU awards” columns in the Summary Compensation Table; (ii) an addition for the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (iii) an addition for the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iv) for awards that are granted and vest in same applicable year, an addition for the fair value as of the vesting date; (v) for awards granted in prior years that vest in the applicable year, an addition for the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (vi) for awards granted in prior years that are determined to have failed to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. Equity values are calculated in accordance with ASC Topic 718.

The PEO #1 Summary Compensation Table Total reconciled to CAP is as follows:

Year	Summary Compensation Table Total for PEO #1 $	Deduct Grant Date Fair Value of Option and Stock Awards Granted During Year $	Add Fair Value at Year-End of Outstanding and Unvested Option and Stock Awards Granted During Year $	Add Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Years $	Add Fair Value at Vesting Date of Option and Stock Awards Granted and Vested During Year $	Add Change in Fair Value at Vesting Date of Option and Stock Awards Granted in Prior Years that Vested During Year $	Deduct Fair Value at Prior Year-End of Option and Stock Awards Granted in Prior Years Not Vested During Year $	Compensation Actually Paid to PEO #1 $
2022	11,937,371	10,277,312	3,716,947	(7,058,864)	—	(2,438,250)	—	(4,120,108)
2021	20,178,130	19,747,351	13,776,513	—	—	—	—	14,207,292

The PEO #2 Summary Compensation Table Total reconciled to CAP is as follows:

Year	Summary Compensation Table Total for PEO #2 $	Deduct Grant Date Fair Value of Option and Stock Awards Granted During Year $	Add Fair Value at Year-End of Outstanding and Unvested Option and Stock Awards Granted During Year $	Add Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Years $	Add Fair Value at Vesting Date of Option and Stock Awards Granted and Vested During Year $	Add Change in Fair Value at Vesting Date of Option and Stock Awards Granted in Prior Years that Vested During Year $	Deduct Fair Value at Prior Year-End of Option and Stock Awards Granted in Prior Years Not Vested During Year $	Compensation Actually Paid to PEO #2 $
2021	18,358,022	17,244,270	5,307,227	(9,505,059)	—	(5,807,246)	—	(8,891,326)
2020	11,747,582	10,620,158	21,924,750	11,302,328	—	(431,752)	—	33,922,750

(3)The non-PEO NEOs for whom the amounts in columns (d) and (e) are comprised of:
2022: Charles M. Baum, M.D., Ph.D., James Christensen, Ph.D., Alan Sandler, M.D., Laurie Stelzer, and Vickie Reed.
2021: James Christensen, Ph.D., Vickie Reed, Benjamin Hickey, and Daniel Faga.
2020: James Christensen, Ph.D., Benjamin Hickey, Daniel Faga, Jamie A. Donadio, and Isan Chen, M.D.

(4)The amounts presented in column (e) represent the average amount of CAP to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine CAP, using the same methodology described above in Note 2:

Year	Average Summary Compensation Table Total for non-PEO NEOs $	Deduct Grant Date Fair Value of Option and Stock Awards Granted During Year $	Add Fair Value at Year-End of Outstanding and Unvested Option and Stock Awards Granted During Year $	Add Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Years $	Add Fair Value at Vesting Date of Option and Stock Awards Granted and Vested During Year $	Add Change in Fair Value at Vesting Date of Option and Stock Awards Granted in Prior Years that Vested During Year $	Deduct Fair Value at Prior Year-End of Option and Stock Awards Granted in Prior Years Not Vested During Year $	Average Compensation Actually Paid to non-PEO NEOs $
2022	5,011,309	4,164,799	2,524,867	(1,692,909)	20,676	(1,751,821)	236,629	(289,306)
2021	7,604,277	6,698,574	2,056,131	(2,384,416)	278,920	(2,710,968)	1,113,219	(2,967,849)
2020	4,610,957	3,893,469	7,242,094	1,640,436	—	(1,268,770)	3,463,124	4,868,124

(5)TSR presented in column (f) is the cumulative shareholder return of a $100 investment in Mirati common stock on December 31, 2019 through the end of each of the fiscal years indicated.

(6)Peer Group TSR presented in column (g) is the cumulative shareholder return of a $100 investment in the NASDAQ Biotechnology Index on December 31, 2019 through the end of each of the fiscal years indicated. The NASDAQ

Biotechnology Index is the industry peer group used in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2022. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described in “Executive Compensation—Compensation Discussion and Analysis.”

(7)The amounts presented in column (h) represent the amount of net loss as reported in our consolidated audited financial statements included in our 2022 Annual Report on Form 10-K.
(8)Annual TSR presented in column (i) is the annual percentage return of Mirati common stock calculated as the change in the December 31st closing stock price for each fiscal year indicated. The value of our equity awards is directly related to stock price appreciation over time, which incentivizes our executives to achieve our short- and long-term strategic business objectives to create shareholder value.

Required Tabular Disclosure of Most Important Measures

As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to align the short- and long-term interests of our executive officers with those of our shareholders by incorporating a competitive mix of cash and equity compensation. A significant portion of total annual compensation for our executive officers is based on individual and overall company performance as measured largely against pre-established short- and long-term strategic objectives and our stock performance. As an early commercial-stage company, these performance measures are generally non-financial in nature and are primarily focused on the advancement of our clinical programs and preclinical and early discovery programs.

The most important performance measures used to link executive compensation actually paid to our NEOs, including our PEO, for the most recently completed fiscal year, to the Company’s performance are as follows:

•Annual TSR;
•Continue development of adagrasib;
•Progress sitravatinib development;
•Further pipeline development; and
•Advance other corporate value drive objectives.

Required Disclosure of the Relationship Between Compensation Actually Paid and Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the NASDAQ Biotechnology Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Compensation Actually Paid and TSR/Peer Group TSR

The following graph sets forth the relationship between CAP to PEO #1 and PEO #2 (combined), average CAP to our non-PEO NEOs, the Company’s TSR and the Peer Group TSR over the three fiscal year periods from 2020 through 2022:

Mirati & Peer TSR vs. CAP
Compensation Actually Paid ($M)
Value of $100 Investment From 12/31/2019
$40
$35
$30
$25
$20
$15
$10
$5
$0
-$5
$170
$150
$130
$110
$90
$70
$50
$30
$10
($10)
$33.92
$4.87
$5.32
($2.97)
($4.12)
($0.29)
NASDAQ Biotech
MRTX
12/31/2019
12/31/2020
12/31/2021
12/30/2022
PEO1 & 2 CAP ($M)
Average NEO CAP ($M)
MRTX
NASDAQ Biotech

Compensation Actually Paid and Net Loss

We are an early commercial-stage company that launched our first commercial product in December 2022. We have minimal product revenue as reported in our consolidated audited financial statements for the fiscal year ended December 31, 2022 and have incurred losses since inception. Consequently, the Company does not consider net loss as a performance measure for our executive compensation program.

Compensation Actually Paid and Annual TSR

The following graph sets forth the relationship between CAP paid to PEO #1 and PEO #2, average CAP to our other non-PEO NEOs, and Annual TSR over the three fiscal year periods from 2020 through 2022:

Mirati Annual TSR (CSM) vs. CAP
Compensation Actually Paid ($M)
TSR Percentile
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
($5.00)
($10.00)
80.00%
60.00%
40.00%
20.00%
0.00%
-20.00%
-40.00%
-60.00%
-80.00%
12/31/2020
12/31/2021
12/30/2022
$33.92
$4.87
70.45%
$5.32
($2.97)
-33.21%
($4.12)
($0.29)
-69.11%
PEO1 & 2 CAP ($M)
Average NEO CAP ($M)
TSR Percentage

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights (a)(1)	Weighted average exercise price of outstanding options (b)(2)	Number of securities remaining available for issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2022 Equity Incentive Plan(3)	1,106,872	$59.78	4,117,025
2013 Equity Incentive Plan(3)	5,618,919	$87.85	—
2013 Employee Stock Purchase Plan	—	—	48,032
Total equity compensation plans approved by security holders	6,725,791		4,165,057

Equity compensation plans not approved by security holders(4)	973,765	$94.74	403,716

(1)Securities to be issued include outstanding stock options, outstanding restricted stock units, and outstanding performance stock units.
(2)The weighted average exercise price excludes restricted stock units and performance stock units, which have no exercise price.
(3)In May 2022, the 2022 Equity Incentive Plan was approved by the Company’s Board of Directors and stockholders as the successor to the 2013 Equity Incentive Plan (“2013 Plan”). All shares available under the 2013 Plan were transferred to the 2022 Equity Incentive Plan.
(4)In December 2019, our Board of Directors adopted the Inducement Plan, reserving 417,343 shares of our common stock for issuance of stock options and other equity to new employees who satisfy the standards for inducement grants in accordance with the Nasdaq Stock Market LLC listing rules. In July 2022, our Board of Directors approved an amendment to the Inducement Plan to increase the aggregate number of shares of common stock for issuance by 1,000,000 shares.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Compensation Committee, in consultation with Alpine, reviews the director compensation levels of the peer group and recommends the compensation of non-employee directors to the Board of Directors on an annual basis. Mr. Meek and Dr. Baum were employee directors during 2022, and their respective compensation is fully reflected in the Summary Compensation Table above. Mr. Meek and Dr. Baum did not receive any additional compensation in 2022 for services provided as a member of our Board. The following table summarizes the compensation earned by or paid to each of the non-employee directors in 2022:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	RSU Awards ($)(2)(3)	Total ($)
Faheem Hasnain	80,000	449,911	449,878	979,789
Bruce L.A. Carter, Ph.D.	67,500	316,413	316,493	700,406
Julie M. Cherrington, Ph.D.	65,000	316,413	316,493	697,906
Aaron I. Davis	45,000	316,413	316,493	677,906
Henry J. Fuchs, M.D.	62,500	316,413	316,493	695,406
Craig Johnson	70,000	316,413	316,493	702,906
Maya Martinez-Davis	62,500	316,413	316,493	695,406
Shalini Sharp	62,500	316,413	316,493	695,406

(1)Amounts in this column represent compensation earned during 2022.

(2)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the equity awards granted computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the non-employee directors upon the vesting of the stock options or restricted stock units, the exercise of the stock options, or the sale of the shares of common stock underlying such stock options or restricted stock units.
(3)The table below shows the aggregate number of stock option awards and RSUs outstanding for each non-employee director as of December 31, 2022.

Name	Outstanding Stock Options	Unvested Stock Awards
Faheem Hasnain	106,308	3,619
Bruce L.A. Carter, Ph.D.	30,843	2,546
Julie M. Cherrington, Ph.D.	34,843	2,546
Aaron I. Davis	45,843	2,546
Henry J. Fuchs, M.D.	80,843	2,546
Craig Johnson	58,843	2,546
Maya Martinez-Davis	38,343	2,546
Shalini Sharp	7,211	4,162

Our Compensation Committee reviews the compensation program for our non-employee directors on an annual basis, with the assistance of Alpine, who prepares a comprehensive assessment of our non-employee director compensation program. Such assessment includes comparing our current non-employee director compensation against competitive market practices using the same compensation peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the Compensation Committee, approves any updates to the non-employee director compensation policy.

The following table summarizes the annual compensation for non-employee directors, pursuant to our amended and restated non-employee director compensation policy, effective as of January 2022:

Cash Compensation		Stock-Based Compensation
Board of Directors annual retainer	$45,000	Grant date fair value of shares underlying stock options granted upon joining the Board	$400,000
Incremental annual retainer for the Chairman	$35,000	Grant date fair value of restricted stock units granted upon joining the Board	$400,000
		Grant date of fair value of shares underlying stock options granted annually to all directors	$316,500
Committee Chair annual retainer:		Grant date fair value of restricted stock units granted annually to all directors	$316,500
Audit	$20,000	Incremental grant date fair value of shares underlying stock options granted annually for the Chairman	$133,500
Compensation	$15,000	Incremental grant date fair value of restricted stock units granted annually for the Chairman	$133,500
Nominating and Corporate Governance	$10,000
Research and Development	$15,000
Committee member annual retainer:
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000
Research and Development	$7,500

The Compensation Committee’s philosophy is to provide compensation to our non-employee directors that attracts talented candidates with diverse skillsets and expertise and provides competitive pay levels that are fair and equitable. We provide our non-employee directors with annual retainers, which provide fixed cash compensation for their time and efforts serving on our Board and, as applicable, committees of the Board, and equity compensation, which provides a direct financial stake in our Company and aligns their interests with those of our shareholders.
The stock options granted upon joining the Board vest in a series of 36 substantially equal monthly installments after the date of grant, and the stock options granted upon re-election to serve on the Board vest in 12 substantially equal monthly installments after the date of grant. The restricted stock units upon joining the Board vest in a series of three substantially equal annual installments after the date of grant, and the restricted stock units granted upon re-election to serve on the Board vest in full on the first anniversary of the date of grant, in each case subject to the director’s continuous service on each applicable vesting date. In addition, in the event of Change in Control or a Corporate Transaction (each, as defined in the 2013 EIP), any unvested portion of such awards will fully vest and become exercisable as of immediately prior to the effective date of such Change in Control or Corporate Transaction, subject to the director’s continuous service on the effective date of such transaction. The total annual stock options and restricted stock units granted to each of our non-employee directors in 2022 (excluding the incremental grants to our Chairman) are reflective of the competitive director pay practices of our peer group and have an aggregate grant date fair value for financial reporting purposes no greater than the 75th percentile of the compensation data from our peer group of companies developed in consultation with Alpine for executive compensation purposes.
Director’s fees are pro-rated to the date the director is appointed or elected. In addition, directors are reimbursed for all reasonable and documented travel-related expenses incurred by them in order to attend Board of Directors and committee meetings, subject to our travel policy.
Effective January 6, 2023, the Board amended our non-employee director compensation policy, to make the following changes:

•grant all non-employee director awards under our 2022 Equity Incentive Plan;
•update the equity award references from aggregate grant date fair value to target fair value amounts;
•reduce the aggregate value of annual director option and RSU awards to an aggregate target fair value of $400,000 and eliminate the requirement for these awards to be evenly split between options and RSUs;
•reduce the board chair’s annual option and RSU grant to an aggregate target fair value of $570,000 and eliminate the requirement for these awards to be evenly split between options and RSUs.

The Board determined the foregoing compensation upon consultation with the Compensation Committee and Alpine and a review of market data. The Board regularly evaluates and will continue to re-evaluate non-employee director compensation from time to time in connection with the Compensation Committee’s and Alpine’s recommendations, and our review of market data, in order to appropriately incentivize our non-employee directors.

Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•breach of their duty of loyalty to the corporation or its shareholders;
•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•transaction from which the directors derived an improper personal benefit.
Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a directors’ and officers’ liability insurance policy.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2022 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under “Executive and Director Compensation.”
Employment Arrangements
We currently maintain written employment agreements with several of our Named Executive Officers, as described in “Executive Compensation.”
Equity Awards Granted to Executive Officers and Directors
We have granted equity awards to our executive officers and directors, as more fully described in “Executive Compensation.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in “Executive Compensation—Limitation of Liability and Indemnification.”
Director Affiliations With Our Principal Shareholders
Some of our directors that served during 2022 are affiliated with our principal shareholders as indicated in the table below:

Director	Affiliation
Aaron I. Davis(1)	Boxer Capital, LLC
(1) Mr. Davis is Chief Executive Officer of Boxer Capital, LLC.
Board Observer and Nomination Rights
As long as Boxer Capital beneficially owns at least 10% of our issued and outstanding shares of common stock, calculated on a partially diluted basis (assuming only the exercise of any convertible securities or rights to acquire shares of common stock of such shareholders), or Baker Bros. beneficially owns at least 1,500,000 shares of our common stock, then Baker Bros. and Boxer Capital, as the case may be, has the right to appoint an observer to the Board of Directors. Each observer has the right to receive notice of and attend the meetings of the Board of Directors, and has the right to address the Board of Directors at any of its meetings, but does not have any right to vote at any meeting of the Board of Directors.
In addition to appointing an observer, as long as Boxer Capital owns at least 10% of the issued and outstanding shares of common stock, calculated on a partially diluted basis (assuming only the exercise of any convertible securities or rights to acquire shares of common stock of such shareholders), then Boxer Capital has the right, but not the obligation, to nominate one person to the Board of Directors. We are required to include Boxer Capital’s director nominees in our proposed slate of directors at each annual or special (if applicable) meeting and recommend that shareholders vote in favor of such nominee. Aaron I. Davis, who has served as a member of our Board of Directors since December 2018, is Boxer Capital’s director nominee.
Policies and Procedures for Transactions with Related Persons
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000.
Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related-person transactions under this policy. A “related person” as determined since the beginning of our last fiscal year is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant shareholders identify, any transaction involving them, their affiliates or immediate family members that may be considered a related party transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to us of the transaction;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related party transaction, our Audit Committee must consider, in light of known circumstances, and determine in the good faith exercise of its discretion whether the transaction is in, or is not inconsistent with, the best interests of us and our shareholders.
Compensation Committee Interlocks and Insider Participation
None of our current or former executive officers serve as a member of our Compensation Committee. None of our officers serve, or have served during the last completed fiscal year on the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Mirati Therapeutics, Inc. shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Mirati Therapeutics, Inc. Direct your written request to Mirati Therapeutics, Inc., Attn: Investor Relations, 3545 Cray Court, San Diego, CA 92121. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David Meek Chief Executive Officer

April 6, 2023

MIRATI THERAPEUTICS, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: May 8, 2013
APPROVED BY THE STOCKHOLDERS: May 8, 2013
AMENDED AND APPROVED BY THE BOARD OF DIRECTORS: September 22, 2022

1.                                      GENERAL; PURPOSE.

(a)                                 The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock.  The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)                                 The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.                                      ADMINISTRATION.

(a)                                 The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)                                 The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan, including but not limited to Section 2(b)(ix):

(i)                                    To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)                                To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii)                            To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)                             To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)                                 To suspend or terminate the Plan at any time as provided in Section 12.

(vi)                             To amend the Plan at any time as provided in Section 12.

(vii)                         Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii)                     To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States.

(ix)                             Notwithstanding any contrary provision in this Plan, for so long as the Company remains listed on the TSX, no amendment of the Board may: (i) increase the maximum number of Common Stock issuable pursuant to the Plan; (ii) reduce the exercise or strike price of each Purchase Rights granted to Insiders;  (iii) extend the term of a Purchase Right granted to Insiders; (iv) amend the amending provision of the Plan; or (v) make any change to the Eligible Employees that would have the potential for broadening or increasing Insider participation in the Plan

(c)                                  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.  Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)                                 All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.                                      SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)                                 Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,050,000 shares of Common Stock.

(b)                                 If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)                                  The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.                                      GRANT OF PURCHASE RIGHTS; OFFERING.

(a)                                 The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board.  Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges.  The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.  The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)                                 If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of the Participant’s Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)                                  The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Offering Date of an Offering (the “New Offering”) is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for an ongoing Offering, then (i) such ongoing

Offering will terminate immediately following the purchase of shares of Common Stock on the Purchase Date immediately preceding the New Offering, and (ii) the Participants in such terminated ongoing Offering will be automatically enrolled in the New Offering.

5.                                      ELIGIBILITY.

(a)                                 Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation.  Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years.  In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)                                 The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering.  Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)                                    the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including for purposes of determining the exercise price of such Purchase Right;

(ii)                                the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)                            the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)                                  No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation.  For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)                                 As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)                                  Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan.  Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate in Offerings under the Plan.

6.                                      PURCHASE RIGHTS; PURCHASE PRICE.

(a)                                 On each Offering Date, each Eligible Employee will be granted a Purchase Right under the applicable Offering to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)                                 The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)                                  In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering.  If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)                                 The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)                                    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; and

(ii)                                an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.                                      PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)                                 An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company.  The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party.  If permitted in the Offering, a Participant may begin such Contributions with the first payroll date occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll period will be included in the new Offering).  If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase the Participant’s Contributions.  If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date.

(b)                                 During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company.  The Company may impose a deadline before a Purchase Date for withdrawing.  Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of the Participant’s accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate.  A Participant’s withdrawal from that Offering will have no effect upon the Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)                                  Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate in the Offering or the Plan.  The Company will distribute to such individual all of the Participant’s accumulated but unused Contributions.

(d)                                 During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.  Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e)                                  Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8.                                      EXERCISE OF PURCHASE RIGHTS.

(a)                                 On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering.  No fractional shares will be issued unless specifically provided for in the Offering.

(b)                                 If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest.  If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c)                                  No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan, including, for so long as the company remains listed on the TSX, the rules of the TSX.  If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance with applicable laws, except that the Purchase Date will in no event be more than 27 months after the Offering Date.  If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.                                      COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder.  If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.                               DESIGNATION OF BENEFICIARY.

(a)                                 The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant.  The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)                                 If a Participant dies, in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant.  If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.                               ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)                                 In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering.  The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)                                 In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.                               AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                 The Board may amend the Plan at any time in any respect the Board deems necessary or advisable, subject the restrictions in Section 2(b)(ix).  However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b)                                 The Board may suspend or terminate the Plan at any time.  No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)                                  Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.  To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

13.                               EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date.  No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

14.                               MISCELLANEOUS PROVISIONS.

(a)                                 Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)                                 A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)                                  The Plan and Offering do not constitute an employment contract.  Nothing in the Plan or in the Offering will in any way alter the at-will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)                                 The provisions of the Plan will be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.

(e)                                  The Company’s obligation to issue Purchase Rights or shares of Common Stock under the Plan is subject to all of the applicable laws, regulations or rules of any government agency or other competent authority in respect to the issuance or distribution of securities and to the rules of any stock exchange on which the Common Stock of the Company is listed, if applicable. For so long as the Company remains a “reporting issuer” under Canadian Securities Laws and listed on the TSX, this Plan shall remain subject to listing requirements and policies of the TSX, including but not limited to the TSX Company Manual, as well as applicable Canadian Securities Laws.

15.                               DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)                                 “Board” means the Board of Directors of the Company.

(b)                                 “Canadian Securities Laws” means collectively, all securities laws of the provinces and territories of Canada and the respective rules and regulations under such laws together with applicable published policy statements, instruments, notices and blanket orders or rulings and all discretionary orders or rulings, if any, applicable to the Company.

(c)                                  “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(d)                                 “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f)                                   “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(g)                                 “Common Stock” means, as of the Effective Date, the common stock of the Company, having one vote per share.

(h)                                 “Company” means Mirati Therapeutics, Inc., a Delaware corporation.

(i)                                    “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right.  A Participant may make additional payments into the Participant’s account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(j)                                    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)                            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                             a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k)                                 “Director” means a member of the Board.

(l)                                    “Effective Date” means the effective date of the Company’s Registration Statement on Form 10, filed with the U.S. Securities and Exchange Commission.

(m)                             “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(n)                                 “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(o)                                 “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(p)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(q)                                 “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market where the greatest volume of trading and value in the Common Stock occurs) on the date of determination, as reported in such source as the Board deems reliable.  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)                                In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Sections 409A of the Code.

(iii)                            Notwithstanding the foregoing, for any Offering that commences on the Effective Date, the Fair Market Value of the shares of Common Stock on the Offering Date will be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering

(r)                                  “Insider” has the same meaning ascribed thereto in the Toronto Stock Exchange Company Manual.

(s)                                   “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(t)                                    “Offering Date” means a date selected by the Board for an Offering to commence.

(u)                                 “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(v)                                 “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(w)                               “Plan” means this Mirati Therapeutics, Inc. 2013 Employee Stock Purchase Plan.

(x)                                 “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(y)                                 “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date.  An Offering may consist of one or more Purchase Periods.

(z)                                  “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(aa)                          “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(bb)                          “Securities Act” means the Securities Act of 1933, as amended.

(cc)                            “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the TSX, the TSX Venture Exchange or any successors thereto, is open for trading.

(dd)                          “TSX”  means the Toronto Stock Exchange.

SCAN TO
VIEW MATERIALS & VOTE

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Charles M. Baum
02) Bruce L.A. Carter
03) Julie M. Cherrington
04) Aaron I. Davis
05) Faheem Hasnain
06) Craig Johnson
07) Maya Martinez-Davis
08) David Meek
09) Shalini Sharp

The Board of Directors recommends you vote FOR proposal 2, proposal 3 and proposal 4.

NOTE: To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000603623_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

MIRATI THERAPEUTICS, INC.
Annual Meeting of Shareholders
May 11, 2023 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David Meek and Laurie Stelzer, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MIRATI THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on May 11, 2023, at www.virtualshareholdermeeting.com/MRTX2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000603623_2 R1.0.0.6